RESTATED AND AMENDED LOAN AGREEMENT


                                     between


                           BUSINESS LOAN CENTER, INC.,
                             a Delaware corporation,

                                  as Borrower,


                          BLC FINANCIAL SERVICES, INC.,
                             a Delaware corporation,

                                   as Parent,


                                       and


                  TRANSAMERICA BUSINESS CREDIT CORPORATION,
                             a Delaware corporation,

                                    as Lender


$25,000,000.00                                     Dated as of August 27, 1997

                                TABLE OF CONTENTS


RECITALS...................................................................  1

AGREEMENT..................................................................  2

ARTICLE 1   GENERAL TERMS..................................................  2
      1.1   Defined Terms..................................................  2
      1.2   Accounting Principles.......................................... 15
      1.3   Other Terms.................................................... 16
      1.4   Certain Matters of Construction................................ 16

ARTICLE 2   AMOUNT AND TERMS OF LOAN....................................... 16
      2.1   The Loans and Commitments...................................... 16
      2.2   Notice of Borrowing; Disbursement of Advances.................. 18
      2.3   Interest Rate.................................................. 18
      2.4   Computation.................................................... 19
      2.5   Fees........................................................... 19
      2.6   Borrower's Termination of Agreement............................ 20
      2.7   Mandatory Prepayments.......................................... 21
      2.8   Reserves Against Liabilities................................... 21
      2.9   All Loans to Constitute One Loan............................... 21
      2.10  Loan Purpose................................................... 21
      2.11  Term of Agreement.............................................. 22
      2.12  Payment Procedure.............................................. 22
      2.13  Collection of Borrower's Loans and Payments.................... 22
      2.14  Collections; Lender's Right to Notify Account
            Debtors........................................................ 25
      2.15  Application of Payments and Collections........................ 26
      2.16  Refund of Excess Interest; Statement of Account................ 26
      2.17  Business Days.................................................. 26
      2.18  Sales of and Participations in Non-Guaranteed
            Notes Receivable............................................... 26
      2.19  Effectiveness of Provisions Regarding SBA
            Guaranteed Notes Receivable.................................... 27

ARTICLE 3   SECURITY....................................................... 27
      3.1   Borrower's Liabilities......................................... 27
      3.2   Further Assurances............................................. 27

ARTICLE 4   REPRESENTATIONS AND WARRANTIES................................. 28
      4.1   Corporate Existence............................................ 28

      4.2   Corporate Power and Authorization.............................. 28
      4.3   Ownership of Property; Permitted Liens......................... 28
      4.4   Capital Structure.............................................. 29
      4.5   Binding Obligations............................................ 29
      4.6   No Legal Bar; No Lien.......................................... 29
      4.7   No Consent..................................................... 29
      4.8   Liabilities; Litigation........................................ 30
      4.9   Taxes; Governmental Charges.................................... 30
      4.10  Defaults....................................................... 30
      4.11  Use of Proceeds; Margin Stock.................................. 30
      4.12  Compliance with the Law........................................ 31
      4.13  ERISA.......................................................... 31
      4.14  No Material Misstatements...................................... 31
      4.15  Investment Company Act......................................... 31
      4.16  No Financing of Corporate Takeovers............................ 31
      4.17  Location of Borrower........................................... 31
      4.18  Use of Proceeds................................................ 32
      4.19  Hazardous Materials............................................ 32
      4.20  Insurance Policies............................................. 33
      4.21  Schedule of Deposit Accounts................................... 33
      4.22  Labor Matters.................................................. 34
      4.23  Employment and Labor Agreements................................ 34
      4.24  Solvent Financial Condition.................................... 34
      4.25  Brokers........................................................ 34
      4.26  True Sales of Notes Receivable................................. 34
      4.27  No Material Intellectual Property.............................. 34
      4.28  Automatic Warranty and Reaffirmation of Warranties
            and Representations; Survival of Warranties and
            Representations................................................ 35

ARTICLE 5   AFFIRMATIVE COVENANTS.......................................... 35
      5.1   Financial Statements and Reports and Other Data................ 35
      5.2   Taxes and Other Liens.......................................... 38
      5.3   Maintenance.................................................... 38
      5.4   Further Assurances............................................. 38
      5.5   Performance of Obligations..................................... 39
      5.6   Insurance; Payment of Premiums................................. 39
      5.7   Accounts and Records........................................... 40
      5.8   Right of Inspection............................................ 40
      5.9   Notice of Certain Events....................................... 40
      5.10  ERISA Information and Compliance............................... 41
      5.11  Financial Covenants............................................ 41
      5.12  Bad Debt Reserve............................................... 42


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

      5.13  Charges; Liens................................................. 42
      5.14  Communication With Accountants................................. 43
      5.15  Notes Receivable Documents..................................... 43
      5.16  Subordination Agreement........................................ 44
      5.17  Right of First Refusal for Securitization
            Transaction Subordinated Certificates.......................... 44

ARTICLE 6   NEGATIVE COVENANTS............................................. 44
      6.1   Debt........................................................... 44
      6.2   Loans and Compensation......................................... 44
      6.3   Liens.......................................................... 45
      6.4   Capital Expenses............................................... 45
      6.5   Dividends, Distributions and Redemptions....................... 45
      6.6   Capital Structure.............................................. 45
      6.7   Transactions with Affiliates................................... 45
      6.8   Change of Business............................................. 45
      6.9   Name of Borrower............................................... 46
      6.10  Location of Collateral......................................... 46
      6.11  Proceeds of Loans.............................................. 46
      6.12  ERISA Compliance............................................... 46
      6.13  Sale or Discount of Receivables................................ 46
      6.14  Compensation and Bonuses....................................... 47
      6.15  Payments on Subordinated Debt.................................. 47
      6.16  Affiliates..................................................... 47
      6.17  Consulting and Brokerage Services.............................. 47
      6.18  Modification of Sterling Documents............................. 48
      6.19  Survival of Obligations Upon Termination of
            Agreement...................................................... 48

ARTICLE 7   EVENTS OF DEFAULT.............................................. 48
      7.1   Events......................................................... 48
      7.2   Termination of Agreement and Acceleration of the
            Liabilities.................................................... 51
      7.3   Remedies....................................................... 51
      7.4   Notice of Sale or Other Action................................. 54
      7.5   Marshalling; Payments Set Aside................................ 54
      7.6   Effect of Multi-Party Agreement and Intercreditor
            Agreement...................................................... 54

ARTICLE 8   CONDITIONS OF LENDING.......................................... 54
      8.1   Initial Advance................................................ 54
      8.2   All Advances................................................... 57

ARTICLE 9   MISCELLANEOUS.................................................. 58
      9.1   Notices........................................................ 58
      9.2   Modification of Agreement; Sale of Interest.................... 60
      9.3   Lien Release Prior to Sale of SBA Guaranteed Notes
            Receivable..................................................... 60
      9.4   Fees and Expenses.............................................. 60
      9.5   Severability................................................... 61
      9.6   Waiver by Lender............................................... 62
      9.7   Successors and Assigns......................................... 62
      9.8   Conflict of Terms.............................................. 62
      9.9   Waivers by Borrower and Parent................................. 62
      9.10  Cumulative Rights.............................................. 63
      9.11  GOVERNING LAW.................................................. 63
      9.12  Taxes, etc..................................................... 63
      9.13  Governmental Regulation........................................ 63
      9.14  Titles of Articles and Sections................................ 63
      9.15  Authorized Signatures.......................................... 64
      9.16  Publicity...................................................... 64
      9.17  Counterparts................................................... 64
      9.18  Entire Agreement............................................... 64
      9.19  WAIVER OF JURY TRIAL........................................... 64

                                LIST OF EXHIBITS

      Exhibit A - Form of Revolving Credit Note

      Exhibit B - Form of Borrowing Request

      Exhibit C - Form of Borrowing Base Report

      Exhibit D - Form of Compliance Certificate

      Exhibit E - Schedule of Documents

      Exhibit F - Certificate of Validity of Collateral

      Exhibit G - Form of Letter to Parent's and Borrower's
                  Accountant

      Exhibit H - Form of Note Sale Report


                                LIST OF SCHEDULES

      Schedule 1.1(a)   Net Eligible Non-Guaranteed Notes Receivable

      Schedule 1.1(b)   Net Eligible SBA Guaranteed Notes Receivable

      Schedule 4.3(a)   Ownership of Property

      Schedule 4.3(b)   Permitted Liens

      Schedule 4.4      Capital Structure

      Schedule 4.8      Borrower's Liabilities and Litigation

      Schedule 4.20     Insurance Policies

      Schedule 4.21     Deposit Accounts

      Schedule 4.23     Employment Agreements

      Schedule 4.27     Intellectual Property


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

                       RESTATED AND AMENDED LOAN AGREEMENT

            THIS RESTATED AND AMENDED LOAN AGREEMENT is made as of this 27th day of August, 1997, by and between BUSINESS LOAN CENTER, INC., a Delaware corporation with its principal offices located at 919 Third Avenue, 17th Floor, New York, New York 10022 ("Borrower"), BLC FINANCIAL SERVICES, INC., a Delaware corporation with its principal offices located at 919 Third Avenue, 17th Floor, New York, New York 10022 ("Parent"), and TRANSAMERICA BUSINESS CREDIT CORPORATION, a Delaware corporation with its principal place of business located at 9399 West Higgins Road, Suite 600, Rosemont, Illinois 60018 ("Lender"), with reference to the following facts:

                                    RECITALS

      A. Borrower, Parent and Business Loan Center, a New York general partnership (collectively, the "Original Borrowers"), and Sterling National Bank (formerly known as Sterling National Bank & Trust Company of New York), a national banking association ("Sterling"), have entered into that certain Revolving Credit Agreement dated as of December 19, 1994, as amended, restated, supplemented or otherwise modified from time to time (the "Original Credit Agreement"), pursuant to which Sterling has made certain advances to Original Borrowers prior to the date hereof.

      B. Sterling and Lender have entered into that certain Partial Assignment Agreement of even date herewith, pursuant to which Sterling has assigned to Lender all of Sterling's right, title and interest to and all of its obligations under the portions of the "Revolving Credit Loans" (as defined in the Original Credit Agreement) previously advanced by Sterling to Original Borrowers against the "Unguaranteed Portions" of "Eligible SBA Loans" (each as defined in the Original Credit Agreement), and certain related rights, obligations, collateral and other assets (the "Assignment").

      C. After the Assignment, Sterling will continue to make Revolving Credit Loans to Borrower and Parent against the "Guaranteed Portions" (as defined in the Original Credit Agreement) of Eligible SBA Loans, but will no longer make Revolving Credit Loans against the Unguaranteed Portions of

Eligible SBA Loans, and Sterling, Borrower and Parent are entering into that certain Amended and Restated Revolving Credit Agreement of even date herewith (as amended, restated, supplemented or otherwise modified from time to time, the "Restated Sterling Credit Agreement") to amend and restate the Original Credit Agreement to reflect the foregoing and to make certain other amendments to the financing arrangements thereunder.

      D. After the Assignment, Lender, Borrower and Parent intend for Lender to continue making Revolving Credit Loans to Borrower against the Unguaranteed Portions of Eligible SBA Loans, and Lender and Borrower are entering into this Agreement to also restate and amend the Original Credit Agreement to reflect the foregoing and to make certain other amendments to the financing arrangements thereunder.

      E. Lender, Borrower and Parent also wish to include in this Agreement the terms and provisions under which Lender would also make Revolving Credit Loans to Borrower against the Guaranteed Portions of Eligible SBA Loans if Lender subsequently receives SBA approval to provide such loans to Borrower either through an assignment of Sterling's rights under the Restated Sterling Credit Agreement or otherwise.

                                    AGREEMENT

            NOW, THEREFORE, in consideration of the terms and conditions set forth herein, and of any extension of credit contemplated hereby, now or hereafter made by the Lender to Borrower, Borrower, Parent and Lender hereby restate and amend the Original Credit Agreement as follows:

                                    ARTICLE 1

                                  GENERAL TERMS

      1.1 Defined Terms. As used in this Agreement, the following terms shall have the following meanings, unless the context otherwise requires (terms defined in the singular to have the same meaning when used in the plural and visa versa):

            "Accounts" shall mean all accounts, accounts receivable, other receivables, contract rights, and notes (other than forms of obligations evidenced by chattel paper, documents or instruments), whether now owned or hereafter acquired by Borrower and whether or not earned by performance.

            "Accountant" shall have the meaning ascribed to that term in Section 5.1(a).

            "Account Debtor" shall mean any Person who is or who may become obligated to Borrower under, with respect to, or on account of, an Account.

            "Affiliate" shall mean, with respect to any Person, (a) each other Person that, directly or indirectly, owns or controls, on an aggregate basis, including all beneficial ownership and ownership or control as a trustee, guardian or other fiduciary, at least five percent (5%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors (irrespective of whether, at the time, stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) of such Person, (b) each Person that controls, is controlled by or is under common control with such Person, (c) each of such Person's officers, directors, joint venturers and partners, and (d) in the case of Borrower or Parent, the immediate family members, spouses and lineal descendants of individuals who are Affiliates of Borrower of Parent; provided, that in no case shall Lender be deemed to be an Affiliate of Borrower or Parent for purposes of this Agreement. For the purpose of this definition, "control" means the possession, directly or indirectly, of the power to direct or to cause the direction of management and policies, whether through the ownership of voting securities, by contract or otherwise.

            "Agreement" shall mean this Restated and Amended Loan Agreement, including all amendments, modifications and supplements hereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Agreement as the same may be in effect at the time such reference becomes operative.

            "Allocated Payment Portion" shall have the meaning ascribed to such term in Section 2.13(c).

            "Assignment" shall have the meaning ascribed to such term in the Recitals hereto.

            "Bankruptcy Code" shall mean 11 U.S.C. ss. 101 et seq. as the same may be modified, amended or supplemented from time to time.

            "Blocked Account" shall have the meaning ascribed to such term in
Section 2.13(a).

            "Borrower" shall mean Business Loan Center, Inc., a Delaware corporation, and its successors and permitted assigns.

            "Borrowing Base Report" shall mean the report by Borrower with respect to calculation of the Maximum Commitment, to be substantially in the form attached as Exhibit C hereto.

            "Borrowing Request" shall mean the request by Borrower for advances under the Agreement, to be substantially in the form attached as Exhibit B hereto.

            "Broker-Dealer Confirmation" shall mean, with respect to any sale of an SBA Guaranteed Note Receivable, the written communication from a securities broker-dealer to Borrower confirming the date on which all funds to be paid by the purchaser of such SBA Guaranteed Note Receivable will be disbursed to Intermediary for the account of Borrower.

            "Business Day" shall mean a day other than a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of New York or the State of Illinois.

            "Change of Control" shall mean any transaction or event as a result of which (a) Parent ceases to own 100% of the Stock of Borrower, or (b) Robert
F. Tannenhauser sells or otherwise ceases to retain the control over and beneficial interest in any of the Stock of Parent owned or under his beneficial control as of April 24, 1997, or (c) Robert F. Tannenhauser ceases to be an executive officer of both Borrower and Parent.

            "Charges" shall mean all taxes, levies, assessments, charges, Liens, claims or encumbrances upon or relating to (a) the Collateral, (b) the Liabilities, (c) the employees, payroll, income or gross receipts of Borrower,
(d) the ownership or use of any of the assets of Borrower, or (e) and any other aspect of Borrower's business.

            "Collateral" shall mean all of the property and interests in property described in the Security Agreement and the other Security Documents and all other property and interests in property which shall, from time to time, secure the Liabilities.

            "Compliance Certificate" shall mean the certificate evidencing Borrower's and Parent's compliance with the terms of this Agreement, to be substantially in the form attached as Exhibit D hereto.

            "Current Portion of Net Eligible Non-Guaranteed Notes Receivable" shall mean, at any particular time, that portion of the aggregate principal amount then outstanding of Non-Guaranteed Notes Receivable conforming to each of the requirements set forth in Schedule 1.1(a).

            "Default" shall mean any event that, with the passage of time, the giving of notice or both, would become an Event of Default, unless cured or waived as specifically provided in this Agreement.

            "Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable" shall mean, at any particular time, that portion of the aggregate principal amount then outstanding of Non-Guaranteed Notes Receivable conforming to each of the requirements set forth in Schedule 1.1(a), other than paragraphs J or K thereof, and with respect to which either (a) payment of interest, principal, or other amount due thereunder is more than 120 days past due, or (b) the SBA has designated it as "liquidation accounts."

            "Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable" shall mean, at any particular time, that portion of the aggregate principal amount then outstanding of Non-Guaranteed Notes Receivable conforming to each of the requirements set forth in Schedule 1.1(a), other than paragraph K thereof, and with respect to which no payment of interest, principal, or other amount due thereunder is more than 120 days past due.

            "Dollars" shall mean lawful money of the United States of America.

            "EBITDA" shall mean, with respect to any Person, its net income plus interest, cash taxes as measured by income, depreciation and amortization (excluding, for each item, gains and losses resulting from transactions occurring outside the ordinary course of business); provided, that EBITDA shall
(i) include gross premiums received on Sold Notes Receivable, and (ii) exclude recognition of income from valuation of future servicing rights.

            "Effective Date" shall mean the first date on which all conditions precedent set forth in Section 8.1 have been satisfied in a manner acceptable to Lender or waived in writing by Lender as provided therein and Lender makes or is prepared to make the initial Revolving Loan under this Agreement.

            "Environmental Claim" shall mean any written accusation, allegation, notice of violations, claim, demand, abatement or other judicial or administrative order or direction (conditional or otherwise) by any governmental authority or any Person for any damage, including personal injury (including sickness, disease or death), tangible or intangible property damage, contribution, indemnity, indirect or consequential damages, damage to the environment, nuisance, pollution, contamination or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon (a) the existence, or the continuation of the existence, of a Release (whether sudden or non-sudden or accidental or non-accidental), of, or exposure to, any Hazardous Material, in, into or onto the environment at, in or by, from or related to any Real Property, (b) the use, handling, transportation, storage, treatment or disposal of Hazardous Materials in connection with the operation of any Property, or (c) the violation, or alleged violation, of any Environmental Laws or Governmental Authorization relating to environmental matters with respect to any Property.

            "Environmental Laws" shall mean all statutes, ordinances, judicial or administrative orders, rules, regulations or decrees relating to (a) fines, injunctions, penalties, damages, contribution, cost recovery compensation, losses or injuries resulting from the Release or threatened Release of Hazardous Materials, (b) the generation, use, storage, transportation or disposal of Hazardous Materials, (c) occupational safety and health, industrial hygiene, land use in connection with environmental matters for the protection of health or welfare, in any manner applicable to Borrower or any of its Subsidiaries or any of their respective properties, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. ss.ss. 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. ss.ss. 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. ss.ss. 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. ss.ss. 1251 et seq.), the Clean Air Act (42 U.S.C. ss.ss. 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. ss.ss. 2601 et seq.), the Occupational Safety and Health Act (29 U.S.C. ss.ss. 651 et seq.) and the Emergency Planning and Community Right-To-Know-Act (42 U.S.C. ss.ss. 11001 et seq.), each as amended or supplemented, and any analogous future or present local, state and Federal statutes and regulations promulgated pursuant thereto.

            "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time.

            "ERISA Affiliate" shall mean any Person that is now or at any time in the future required to be treated as a single employer with Borrower under IRC Sections 414(b) or (c).

            "Event of Default" shall mean the occurrence of any of the events specified in Section 7.1 hereof, provided that any requirement for notice or lapse of time or any other condition precedent has been satisfied.

            "Execution Date" shall mean August 27, 1997.

            "GAAP" shall mean the generally accepted accounting principles in the United States of America as in effect from time to time.

            "GECC Participated Notes Receivable" shall mean the Notes Receivable in which Borrower has sold a pro rata participation in the non-guaranteed portion thereof to General Electric Capital Corporation pursuant to the Participation Agreements dated May 30, 1996 and March 20, 1997.

            "Governmental Authorization" shall mean any permit, license, authorization, consent order or consent decree of or from any Federal, state or local governmental authority, agency or court.

            "Governmental Requirement" shall mean, to the extent any violation thereof or failure to comply therewith would have a Material Adverse Effect, any law, statute, code, ordinance, order, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other direction or requirement (including any of the foregoing which relate to lender licensing, environmental standards or controls, energy regulations and occupational, safety and health standards or controls) of any federal, state, county, municipal or other domestic or foreign government, department, commission, board, court, agency or any other instrumentality of any of them, which exercises jurisdiction over Borrower.

            "Hazardous Materials" shall mean (a) any oil, petroleum or petroleum derived substance, any drilling fluids, produced waters and other wastes associated with the exploration, development or production of crude oil, any flammable substances or explosives, any radioactive materials, any hazardous wastes or substances, any toxic wastes or substances or any other materials or pollutants which (i) pose a hazard to any property or to any Persons on or about such property or (ii) cause such property to be in violation of any Environmental Laws; (b) asbestos in any form which is or could become friable, urea formaldehyde foam insulation, electrical equipment which contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of fifty parts per million; (c) any chemical, material or substance regulated or defined as or included in the definition "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous waste," "restricted hazardous wastes," or "toxic substances" or any other formulations intended to define, list or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, toxicity, reproductive toxicity, "TCLP toxicity" or "EP toxicity" or words of similar import under any applicable Environmental Laws; and (d) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority pursuant to any Environmental Law.

            "Highest Lawful Rate" shall mean the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Revolving Credit Note or on other Liabilities, as the case may be, under the law of the State of Illinois (or the law of any other jurisdiction whose laws may be mandatorily applicable notwithstanding other provisions of this Agreement), or law of the United States of America applicable to Lender and the Transactions which would permit Lender to contract for, charge, take, reserve or receive a greater amount of interest, than under Illinois (or such other jurisdiction's) law.

            "Indebtedness" shall mean all liabilities, obligations and indebtedness of any and every kind and nature whether heretofore, now or hereafter owing, arising, due, or payable from Borrower or Parent to any Person and howsoever evidenced, created, incurred, acquired, or owing, whether primary, secondary, direct, contingent, fixed, or otherwise.

            "Index Rate" shall mean the higher of: (i) the latest published prime rate which normally appear in the "Money Rates" section of The Wall Street Journal, or (ii) the latest published annualized rate of 90 day dealer commercial paper which normally appears in the "Money Rates" section of The Wall Street Journal.

            "Intangible Assets" shall mean, with respect to any Person, collectively, organizational expenses, financing expenses, prepaid expenses, goodwill (including any amounts however designated, representing the excess of the purchase price paid for assets or stock acquired subsequent to the date hereof over the value assigned thereto on the books of such Person), patents, trademarks, tradenames, copyrights and other intangible assets of such Person.

            "Intercreditor Agreement" shall mean the Intercreditor Agreement of even date herewith, by and between Sterling and

Lender, as amended, restated, supplemented or otherwise modified from time to time.

            "Intermediary" shall mean Colson Services Corp., as fiscal and transfer agent for the SBA, or any other Person designated by the SBA to perform the same or similar functions.

            "Items of Payment" shall have the meaning ascribed to such term in
Section 2.13(a).

            "Lender" shall mean Transamerica Business Credit Corporation, a Delaware corporation, together with its successors and permitted assigns.

            "Lender's Agent" shall mean North Fork Bank, a New York state chartered commercial bank formerly known as Bank of Great Neck, in its capacity as agent for Sterling and Lender to hold the original SBA 7(a) Loan Notes in which a security interest can be perfected only by possession pursuant to the Multi-Party Agreement, or any of its successors or assigns.

            "Liabilities" shall mean all of Borrower's liabilities, obligations and indebtedness to Lender of any and every kind and nature (including interest, charges, expenses, attorneys' fees and other sums chargeable to Borrower by Lender and future advances made to or for the benefit of Borrower), whether arising under this Agreement, under any of the other Loan Documents or acquired by Lender from any other source, whether heretofore, now or hereafter owing, arising, due, or payable from Borrower to Lender and howsoever evidenced, created, incurred, acquired or owing, whether primary, secondary, direct, contingent, fixed, or otherwise, including obligations of performance.

            "Lien" shall mean any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, and including but not limited to the lien or security interest arising from a mortgage, encumbrance, pledge, security agreement, conditional sale or trust receipt or a lease, consignment or bailment for security purposes. The term "Lien" shall include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property.

            "Loan Documents" shall mean this Agreement, the Revolving Credit Note, the Security Agreement, the Security Documents, the Parent Guaranty, the Multi-Party Agreement and all agreements, instruments and documents, including notes, guaranties, mortgages, deeds of trust, chattel mortgages, pledges, powers of attorney, consents, assignments, contracts, notices, security agreements, leases, financing statements, subordination agreements, trust account agreements, and all other written matter whether heretofore, now, or hereafter executed by or on behalf of Borrower or Parent or delivered to Lender, with respect to this Agreement.

            "Loan Guaranty Agreement" shall mean any Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) or similar agreement in force and effect between Borrower and the SBA from time to time (including, with respect to any SBA Guaranteed Note Receivable originated by a predecessor in interest of Borrower, the Loan Guaranty Agreement (Deferred Participation) (SBA Form 750) or similar agreement under which such SBA Guaranteed Note Receivable was guaranteed by SBA).

            "Loan Participation Agreement" shall mean the Loan Participation Agreement between Borrower and Lender dated as of May 1, 1997, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to the Loan Participation Agreement as the same may be in effect at the time such reference becomes operative.

            "Material Adverse Effect" shall mean any material and adverse effect on (i) the assets, liabilities, financial condition, business, operations, affairs or circumstances of Borrower or Parent, or (ii) the ability of Borrower or Parent to carry out its business as at the date of this Agreement or as proposed at the date of this Agreement to be conducted or meet its obligations under the Revolving Credit Note, this Agreement, or the other Loan Documents on a timely basis.

            "Maximum Commitment" shall have the meaning ascribed to such term in
Section 2.1.

            "Maximum Credit Line" shall mean $25,000,000.

            "Multi-Party Agreement" shall mean the Multi-Party Agreement (Relating to SBA Loan Documentation and Administration) by and among Borrower, Sterling, the SBA, and Lender's Agent, dated as of December 19, 1994, as the same may be supplemented, modified, or amended from time to time, and to which Lender has, pursuant to the Assignment, succeeded to Sterling's rights and obligations thereunder with respect to the "Retained Portions" of any "BLC Loan" (as such terms are defined in the Multi-Party Agreement).

            "Net Eligible Non-Guaranteed Notes Receivable" shall mean, at any particular time, the sum of (a) the Current Portion of Net Eligible Non-Guaranteed Notes Receivable, (b) the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable, and (c) the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable.

            "Net Eligible SBA Guaranteed Notes Receivable" shall mean, at any particular time, the aggregate principal amount then outstanding of SBA Guaranteed Notes Receivable conforming to the requirements set forth in Schedule 1.1(b).

            "Net Sale Proceeds" shall mean the proceeds payable to or for the account of Borrower from the sale of any SBA Guaranteed Notes Receivable, net of any fees or commissions payable to Intermediary with respect thereto.

            "Net Worth" shall mean, with respect to any Person, at any time for the determination thereof, the sum of its capital stock, capital in excess of par or stated value of shares of its capital stock, retained earnings, loan loss reserve, and any other account which, in accordance with GAAP, constitutes stockholder's equity, less treasury stock.

            "Non-Guaranteed Note Receivable" shall mean that portion of any Note Receivable that is not guaranteed by the SBA and in which Lender has been granted a first priority security interest pursuant to the Security Agreement.

            "Non-Guaranteed Pro Rata Participation" shall mean a loan participation with respect to a Note Receivable, sold by

Borrower after the Effective Date pursuant to documentation acceptable to Lender, which participation represents an undivided pro rata interest in the Non-Guaranteed Note Receivable portion thereof and is entitled to be paid pro rata with payment of both any SBA Guaranteed Note Receivable portion thereof and the Non-Guaranteed Note Receivable portion thereof retained by Borrower.

            "Note Participation Amount" shall mean the proceeds payable to or for the account of Borrower from the sale of any Non-Guaranteed Pro Rata Participation, which shall be a cash amount equal to not less than 100% of the buyer's or participant's pro rata share of the outstanding principal amount of the Participated Note Receivable.

            "Note Receivable" shall mean the obligation of any Term Loan Debtor to pay any term loan or similar form of financial accommodation made or extended by Borrower to such Term Loan Debtor, whether or not evidenced by a promissory note or other instrument.

            "Note Receivable Documents" shall mean, with respect to any Note Receivable, all original documents, instruments, and chattel paper, executed or delivered to Borrower by the applicable Term Loan Debtor and evidencing such Note Receivable.

            "Note Sale Reserve" shall mean, for purposes of calculating the Maximum Commitment, a reserve equal to one hundred percent (100%) of the outstanding principal amount of any SBA Guaranteed Note Receivable proposed to be sold by Borrower, which, at Lender's option, Lender may establish as of the close of Lender's business on the Business Day immediately preceding the proposed Settlement Date for such sale, to be maintained until the Business Day on which the Net Sale Proceeds payable on account of such SBA Guaranteed Note Receivable are credited against the Liabilities pursuant to Section 2.13(a).

            "Original Credit Agreement" shall mean the Revolving Credit Agreement dated as of December 19, 1994, as amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, by and between Sterling and Borrower, Parent and Business Loan Center, a New York general partnership.

            "Parent" shall mean BLC Financial Services, Inc., a Delaware corporation, and its successors and assigns.

            "Parent Debentures" shall mean debentures in the original principal amount of up to $3,000,000 that may be issued by Parent after the Effective Date, which shall have a fixed interest rate of not more than ten percent (10%), a term of not less than three (3) years with interest only payable prior to maturity, be subordinated to payment of the Liabilities, and otherwise be in form and substance acceptable to Lender, and all debentures issued or delivered by Parent in substitution or exchange therefor and meeting the same criteria, in each case as the same may be supplemented, modified, or amended from time to time with the consent of Lender.

            "Parent Guaranty" shall mean the Guaranty Agreement dated as of the date hereof executed by Parent in favor of Lender pursuant to which Parent guarantees to Lender the payment and performance of the Liabilities.

            "Participated Notes Receivable" shall mean the Non-Guaranteed Notes Receivable in which Borrower has sold a Non-Guaranteed Pro Rata Participation.

            "Permitted Liens" shall have the meaning ascribed to such term in
Section 4.3(b).

            "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other form of entity.

            "Plan" shall mean, with respect to Borrower or any ERISA Affiliate, at any time, an employee benefit plan, as defined in Section 3(3) of ERISA, which Borrower maintains, contributes to, or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

            "Prepayment Fee" shall have the meaning ascribed to that term in
Section 2.6.

            "Property" shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

            "Release" shall mean any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials) or into or out of any Property, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

            "Restated Sterling Credit Agreement" shall mean the Amended and Restated Revolving Credit Agreement of even date herewith, by and between Sterling and Borrower and Parent, as amended, restated, supplemented or otherwise modified from time to time.

            "Revolving Credit Note" shall mean the promissory note of Borrower described in Section 2.1, substantially in the form of the note attached as Exhibit A, together with any and all renewals, extensions for any period, increases or rearrangements thereof.

            "Revolving Loans" shall have the meaning ascribed to such term in
Section 2.1.

            "SBA" shall mean the United States Small Business Administration or any other Federal agency administering the SBI Act.

            "SBA Guaranteed Note Receivable" shall mean that portion of any Note Receivable that is actually and fully guaranteed by the SBA and in which Lender has been granted a first priority security interest as set forth in the Security Agreement.

            "SBA Owned Notes Receivable" shall mean any SBA Guaranteed Notes Receivable that are from time to time held by SBA.

            "SBA 7(a) Loans" shall mean any loans made by Borrower to small businesses and guaranteed by SBA pursuant to the authorization contained in
Section 7(a) of the Small Business Act of 1953 and the rules and regulations promulgated thereunder, as in effect from time to time.

            "SBA 7(a) Loan Notes" shall mean any promissory notes that at any time evidence SBA 7(a) Loans.

            "SBI Act" shall mean the Small Business Investment Act of 1958 or any similar or successor federal statute and the rules and regulations promulgated thereunder, as in effect from time to time.

            "Schedule of Documents" shall mean the schedule, including all appendices, exhibits or schedules thereto, listing certain documents and information required to be delivered in connection with this Agreement and the other Loan Documents and the transactions contemplated hereunder and thereunder, substantially in the form attached hereto as Exhibit E.

            "Schedule of Eligible Notes Receivable" shall have the meaning ascribed to such term in Section 5.1(c).

            "Secondary Participation Agreement" shall mean any Secondary Participation Guaranty Agreement (SBA Form 1086) or similar agreement among Borrower, the SBA, and any purchaser or potential purchaser of any SBA Guaranteed Note Receivable from time to time.

            "Securitization Transaction" shall mean any transaction effected in a manner acceptable to Lender and through documentation in form and substance acceptable to Lender, pursuant to which Borrower sells all or a specific portion of its portfolio of Non-Guaranteed Notes Receivable by pooling and transferred them to a trust that issues and sells certificates representing the entire beneficial interest in such trust.

            "Security Agreement" shall mean the Security Agreement dated as of the date hereof executed by Borrower for the benefit of Lender.

            "Security Documents" shall mean the Security Agreement, the Parent Guaranty, deeds of trust, financing statements, and any and all other agreements or instruments now or hereafter executed and delivered by Borrower or any other Person in connection with, or as security for the payment or performance of the Revolving Credit Note or this Agreement, as such agreements may be amended or supplemented from time to time.

            "Servicer Account" shall have the meaning ascribed to such term in
Section 2.13(b).

            "Settlement Date" shall mean the date specified for the settlement of the sale of any SBA Guaranteed Note Receivable pursuant to a Broker-Dealer Confirmation.

            "Sold Notes Receivable" shall mean the SBA Guaranteed Notes Receivable sold by Borrower to purchasers in the secondary market.

            "Solvent" shall mean, with respect to any Person, (a) the present fair value of such Person's assets is in excess of the total amount of such Person's liabilities, (b) such Person is able to pay its debts as they become due, and (c) such Person does not have unreasonably small capital to carry on its business.

            "Stated Index Rate" shall have the meaning assigned to it in Section 2.3(b).

            "Sterling" shall mean Sterling National Bank, formerly known as Sterling National Bank & Trust Company of New York, a national banking association.

            "Sterling Documents" shall mean the Original Credit Agreement, the Restated Sterling Credit Agreement, the Multi-Party Agreement and all other agreements and documents executed in connection with the financing arrangements contemplated thereby, including all amendments, modifications and supplements thereto and any appendices, exhibits or schedules to any of the foregoing, and shall refer to such agreements and documents as the same may be in effect at the time such reference becomes operative.

            "Stock" shall mean all shares, options, warrants, interests, participation or other equivalents (regardless of how designated) of or in a corporation or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, convertible debentures and all agreements, instruments and documents convertible, in whole or in part, into any one or more or all of the foregoing.

            "Subordinated Debt" shall mean that portion of the Indebtedness which is subordinated in a manner satisfactory in form and substance to Lender as to right and time of payment of principal and interest thereon to any and all of the Liabilities, including all intercompany accounts and borrowings.

            "Subsidiary" shall mean any corporation of which more than fifty percent (50%) of the outstanding capital Stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned by Borrower or one or more Subsidiaries.

            "Tangible Net Worth" shall mean, with respect to any Person, the remainder of (a) the sum of the Net Worth of such Person plus the principal amount of Subordinated Debt, minus (b) Intangible Assets; provided, that for purposes of this definition only, Intangible Assets shall not include the Loan Guaranty Agreement.

            "Term Loan Debtor" shall mean any Person, other than the SBA, who is or may become obligated to Borrower for a term loan or other financial accommodation provided to or for the benefit of such Person.

            "Termination Date" shall mean the earliest of: (a) August 26, 1999;
(b) the date that Borrower elects to terminate this Agreement and repays the Liabilities in full in accordance with the terms of Section 2.6; and (c) the date Lender elects to terminate Borrower's right to receive Revolving Loans in accordance with Section 7.2.

            "Transactions" shall mean the transactions provided for in and contemplated by this Agreement and the other Loan Documents.

            "UCC" shall have the meaning ascribed to such term in Section 1.3.

            "Voting Stock" shall mean securities of any class or classes of the corporation the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

      1.2 Accounting Principles. Where the character or amount of any asset or liability or item of income or expense is required to be determined or other accounting computation is required to be made for the purposes of this Agreement, this shall be done in accordance with GAAP, except where such principles are inconsistent with the specific requirements of this Agreement.

      1.3 Other Terms. All other terms contained in this Agreement shall have, when the context so indicates, the meanings provided for by the Uniform Commercial Code as adopted and in force in the State of Illinois, as from time to time in effect (the "UCC"); provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of, or the remedies with respect to, Lender's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of Illinois, the term "UCC" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of any Loan Document relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

      1.4 Certain Matters of Construction. The terms "herein", "hereof" and "hereunder" and other words of similar import shall refer to this Agreement as a whole and not to any particular section, paragraph or subdivision. Any reference to a "Section", "Exhibit", "Article" or "Schedule" shall refer to the relevant Section or Article of or Exhibit or Schedule to this Agreement, unless specifically indicated to the contrary. Any pronoun used shall be deemed to cover all genders. The term "including" shall not be limiting or exclusive, unless specifically indicated to the contrary. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations.

                                    ARTICLE 2

                            AMOUNT AND TERMS OF LOAN

      2.1 The Loans and Commitments.

            (a) General. Subject to the terms and conditions set forth herein and relying on the representations and warranties contained in this Agreement, Lender hereby agrees that it will make available to Borrower, from time to time prior to the Termination Date and so long as no Default or Event of Default has occurred and is continuing, advances pursuant to Section 2.2 (collectively, the "Revolving Loans"), and Borrower may make borrowings, payments, and reborrowings in respect thereof. On the Effective Date, all outstanding obligations of Original Borrowers under the Original Credit Agreement that have been assigned to Lender pursuant to the Partial Assignment Agreement shall be deemed to be Revolving Loans under this Agreement. If Lender makes advances to Borrower from such line of credit, all advances shall be repayable as provided in Sections
2.12 and 2.13, and shall be used by Borrower only for legal and proper portfolio development and working capital requirements consistent with all applicable laws and statutes.

            (b) Maximum Commitment. The aggregate outstanding principal amount of the Revolving Loans made to Borrower at any one time (the "Maximum Commitment") shall not exceed the least of:

                  (i)   the Maximum Credit Line; or

                  (ii) the amount by which the sum of (w) up to one hundred percent (100%) of the Net Eligible SBA Guaranteed Notes Receivable, plus (x) subject to Section 2.18(b), up to seventy-five percent (75%) of the Current Portion of Net Eligible Non-Guaranteed Notes

                        Receivable, plus (y) subject to Section 2.18(b), up to fifty percent (50%) of the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable, plus (z) subject to Section 2.18(b), up to fifty percent (50%) of the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable (not exceeding sixty-five percent (65%) of the estimated remaining value of such Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable as determined by Borrower and accepted by Lender), exceeds the sum of (A) the aggregate amount of Note Sale Reserves then outstanding, and (B) twenty-five percent (25%) of the aggregate amount of all undisbursed binding lending commitments of Borrower for which all lending conditions have been met; or

                  (iii) the maximum amount that Borrower could borrow hereunder without creating a breach of the Liabilities to Tangible Net Worth ratio covenant in Section 5.11(c).

            (c) Revolving Credit Note. To evidence the loans made by Lender pursuant to this Section 2.1, Borrower has issued, executed, and delivered to Lender the Revolving Credit Note in the principal amount of Twenty-Five Million Dollars ($25,000,000). Interest on the Revolving Credit Note shall be payable to Lender on the first Business Day of each calendar month, as it accrues on the principal amount from time to time outstanding, at the rates provided in Section
2.3 herein, commencing on the first day of the month next succeeding the month in which the Effective Date falls.

      2.2 Notice of Borrowing; Disbursement of Advances.

            (a) Notice. The amount and date of each advance hereunder shall be designated by Borrower's execution of and delivery to Lender of a Borrowing Request by no later than 12:00 noon (Central Time) on the proposed funding date.

            (b) Disbursement. Upon receipt of a Borrowing Request pursuant to
Section 2.2(a) and satisfaction of all of the other conditions precedent set forth in Article 8, subject to the provisions of, and satisfaction of the conditions set forth in, Section 2.1, Lender shall, on or after the Effective Date, make advances to Borrower on a revolving basis up to a maximum aggregate outstanding principal amount equal to the Maximum Commitment.

      2.3 Interest Rate.

            (a) Borrower shall pay interest to Lender (i) monthly in arrears commencing on the first Business Day of the month next succeeding the month in which the Effective Date falls, and on the first Business Day of each subsequent calendar month, (ii) on the Termination Date, and (iii) if any interest accrues or remains payable after the Termination Date, or during the continuance of an Event of Default, upon demand by Lender.

            (b) Interest shall accrue on the Revolving Loans at a floating rate equal to the Index Rate plus two percent (2%) per annum, adjusted by Lender on the same day as each change in the Index Rate (the "Stated Index Rate").

            (c) All computations of interest shall be made by Lender on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate shall be determined as of the last Business Day of each month for use in calculating the interest that is payable for the following calendar month. Each determination by Lender of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error or bad faith.

            (d) After and during the continuation of an Event of Default beyond the applicable cure period, and at the sole discretion of Lender, the interest rate of the Revolving Credit Note shall be increased to six percent (6%) per annum above the Index Rate. To the extent that any change in the Highest Lawful Rate would affect the interest rate in effect hereunder, then the interest rate hereunder shall be adjusted on the effective date of such change in order to reflect such change in the Highest Lawful Rate.

      2.4 Computation.

            (a) In no event shall the interest rate on the Revolving Credit Note exceed the Highest Lawful Rate. In the event that the interest rate on the Revolving Credit Note would, without giving effect to the previous sentence, exceed the Highest Lawful Rate under the terms of this Agreement, then, should any interest payable hereunder thereafter fall below the Highest Lawful Rate, interest shall continue to accrue at the Highest Lawful Rate until such time as Lender has received an amount of interest equal to what Lender would have received but for the operation of this Section 2.4(a), at which time the interest payable shall again accrue at the rate otherwise provided for under
Section 2.3 until such rate under Section 2.3 again exceeds the Highest Lawful Rate, in which event the terms of this Section 2.4(a) shall again apply.

            (b) In the event that at maturity or final payment of the Revolving Credit Note, the total amount of interest paid or accrued thereon is less than the total amount of interest which would have accrued if a varying rate per annum equal to the applicable interest rate had at all times been in effect, then Borrower agrees, to the fullest extent permitted by law, to pay to Lender an amount equal to the difference between (a) the lesser of (i) the amount of interest which would have accrued on the Revolving Credit Note if the Highest Lawful Rate had at all times been in effect or (ii) the amount of interest which would have accrued on the Revolving Credit Note if a varying rate per annum equal to the applicable interest rate had at all times been in effect as of such maturity or final payment date, and (b) the amount of interest otherwise accrued on the Revolving Credit Note in accordance with the provisions of Section 2.3 hereof and this Section 2.4.

      2.5 Fees.

            (a) Commitment Fees. Borrower agrees to pay Lender on the Effective Date, solely as consideration for Lender agreeing to enter into this Agreement, a fully earned and non-refundable closing fee equal to Two Hundred Fifty Thousand Dollars ($250,000). The One Hundred Twenty-Five Thousand Dollars ($125,000) paid by Borrower to Lender on May 1, 1997 as a closing fee under the Loan Participation Agreement shall be credited against such commitment fee. The remaining One Hundred Twenty-Five Thousand Dollars ($125,000) of such commitment fee shall be paid by Borrower to Lender by either wire transfer or cash on the Effective Date.

            (b) Unused Credit Line Fee. As additional compensation for Lender's costs and risks in making the advances hereunder available to Borrower, Borrower agrees to pay to Lender, commencing on the Effective Date, in arrears on the last date of each month and at maturity, a facility fee for Borrower's non-use of the available Maximum Credit Line in an amount equal to one-quarter of one percent (0.25%) per annum of the average daily difference between (i) the Maximum Credit Line and (ii) the aggregate outstanding principal amount of the Revolving Loans; provided, that the fee described in this Section 2.5(b) shall not be payable with respect to any month in which the average daily amount of the aggregate outstanding principal amount of the Revolving Loans is equal to or greater than Five Million Dollars ($5,000,000); and further provided, that if a Securitization Transaction has been completed and Lender has purchased the subordinated certificates issued thereunder, then the fee described in this
Section 2.5(b) shall not be payable with respect to any month including or after the date of such purchase.

      2.6 Borrower's Termination of Agreement. Upon at least sixty (60) days prior written notice to Lender, Borrower may, at its option, terminate only the entirety of this Agreement and not any single section thereof. In order for such termination by Borrower to become effective, Borrower shall, on or before such termination date, pay to Lender all of the then outstanding Liabilities; provided, that if Borrower terminates this Agreement within any of the time periods listed below using the proceeds of financing from any source other than a Securitization Transaction, or if this Agreement is terminated pursuant to
Section 7.2, then Borrower shall also pay to Lender, as liquidated damages for the loss of the bargain and not as a penalty, a prepayment premium equal to the following amounts (the "Prepayment Fee"):

        If Prepayment is Made
        Between the Following
        Dates, Inclusive:                    The Premium Shall Be:
        -----------------                    ---------------------

        Effective Date to                    Two Percent (2%)
        August 26, 1998                      of the Maximum Credit
                                             Line

        August 27, 1998 to                   One Percent (1%)
        August 26, 1999                      of the Maximum Credit
                                             Line

and further provided, that if (a) new reserves established by Lender after the Effective Date pursuant to Section 2.8 result in a reduction of the Maximum Commitment that is greater than the greater of (i) Five Hundred Thousand Dollars ($500,000), and (ii) ten percent (10%) of the Maximum Commitment immediately prior to the implementation of such new reserves, (b) Borrower notifies Lender in writing, within thirty (30) days of Borrower's receipt of notice from Lender of the implementation of such new reserves, of Borrower's intention to terminate this Agreement by reason thereof, and (c) no Default or Event of Default has occurred and is continuing at the actual time of termination, then the Prepayment Fee shall be reduced to Fifty Thousand Dollars ($50,000).

      2.7 Mandatory Prepayments. If at any time the sum of the Revolving Loans exceeds the Maximum Commitment, then Borrower shall immediately prepay to Lender the amount of such excess for application towards the reduction of the outstanding principal balance of the Revolving Credit Note. Such prepayments shall be without premium or penalty.

      2.8 Reserves Against Liabilities. Lender shall have the right to refuse to make Revolving Loans when the refusal is necessary to enable Lender, in its sole discretion, exercised in a commercially reasonable manner, to establish reserves applied on account of the Liabilities hereunder in determining collateral eligibility. Any and all such reserves shall become effective immediately upon their establishment for purposes of calculating the Maximum Commitment.

      2.9 All Loans to Constitute One Loan. Notwithstanding the limitations on the Maximum Credit Line set forth in Section 2.1, all advances made by Lender to Borrower under this Agreement and the other Loan Documents shall constitute one loan to Borrower and all Liabilities of Borrower under this Agreement and the other Loan Documents shall constitute one general obligation of Borrower secured by Lender's security interest in all the Collateral and by all other security interests, Liens, claims and encumbrances heretofore, now, or at any time hereafter granted to or obtained by Lender with respect to any property or assets of Borrower. All of the rights of Lender set forth in this Agreement shall apply to any modification of or supplement to this Agreement and the other Loan Documents.

      2.10 Loan Purpose. Borrower shall use the advances provided for hereunder solely to (a) refinance Borrower's existing indebtedness to Sterling under the Sterling Loan Documents with respect to SBA 7(a) Loans, (b) repurchase from Lender the loan participation previously sold to Lender by Borrower in certain SBA 7(a) Loans pursuant to the Loan Participation Agreement, and (c) fund Borrower's SBA 7(a) Loan portfolio development (including expenses related thereto) after the Effective Date. Borrower's use of such advances shall be only for legal purposes (duly authorized by Borrower's Board of Directors), consistent with all applicable laws, statutes and regulations.

      2.11 Term of Agreement. Subject to Lender's right to cease making advances to Borrower, as set forth in Section 7.2 or otherwise, the provisions of this Agreement shall be in effect until the Termination Date; provided, that in the event of a prepayment of the entire principal amount then outstanding under the Revolving Credit Note prior to the Termination Date other than with the proceeds of a Securitization Transaction, Borrower shall simultaneously therewith pay to Lender, in immediately available funds, all outstanding Liabilities in full, in accordance with the terms of the agreements creating and instruments evidencing such Liabilities, together with the Prepayment Fee, if any; and, provided further, that from and after any Termination Date until full and final payment of the

Liabilities, Lender shall retain all rights and remedies provided under this Agreement and each of the other Loan Documents.

      2.12 Payment Procedure. Except as otherwise provided in Section 2.13, all payments to Lender shall be payable at Lender's address set forth above or at such other place or places as Lender may designate from time to time in writing to Borrower. That portion of the Liabilities consisting of:

            (a) interest payable pursuant to this Agreement shall be due on the first Business Day of each month (for the preceding month), and shall be charged through the last calendar day of each month;

            (b) costs, fees and expenses payable pursuant to this Agreement shall be payable as and when provided in this Agreement and, if not specified, on demand;

            (c) principal payable pursuant to this Agreement shall be due and payable to the extent and on the date of any collections of the Collateral or from any other source, to the extent consisting of cleared funds, except to the extent such collections are applied to other Liabilities;

            (d) the balance of the Liabilities, if any, shall be payable as and when provided in this Agreement or the other Loan Documents and, if not specified, on the Termination Date;

            (e) With respect to the payment of any Liability, including interest, costs, fees or expenses which become due hereunder, Borrower authorizes and directs Lender, at Lender's option, to cause such Liability to be paid on such due date by charging such Liability as an advance hereunder. Lender shall use commercially reasonable efforts to notify Borrower prior to or concurrently with such payments pursuant to Section 2.15.

      2.13 Collection of Borrower's Loans and Payments.

            (a) Blocked Account; Deposits by Intermediary. Borrower shall establish a bank account, by lock-box arrangement or otherwise, from which Lender alone has power of access and withdrawal except to such limited extent as may otherwise be provided in the agreement or as otherwise agreed to in writing by

Lender, in form and substance satisfactory to Lender and Borrower, governing such bank account (the "Blocked Account"). Borrower shall deposit or cause to be deposited to the Blocked Account all checks, drafts, cash and other remittances in payment, or on account of payment, with respect to any of the Notes Receivable (collectively referred to as "Items of Payment"), except for such portion, if any, of any Item of Payment that is an Allocated Payment Portion. Borrower shall deposit or cause to be deposited to the Servicer Account that portion of each Item of Payment that constitutes an Allocated Payment Portion. Borrower shall deposit all Items of Payment received by Borrower, or the appropriate portions thereof, in the Blocked Account or the Servicer Account, as the case may be, on the same day of receipt thereof. If the entire amount of an Item of Payment is being deposited in either the Blocked Account or the Servicer Account, then it shall be deposited in precisely the form received, except for the endorsements of Borrower where necessary to permit the collection of any such Items of Payment, which endorsements Borrower hereby agrees to make. Without limiting the generality of the foregoing, Borrower shall cause Intermediary to deposit by wire transfer to the Blocked Account, immediately upon the receipt thereof by Intermediary, all Net Sale Proceeds, and Borrower shall cause payment of all Note Participation Amounts to be made directly to the Blocked Account. The depository holding the Blocked Account and the Servicer Account shall be instructed to advise Borrower of any deposits made to the Blocked Account or the Servicer Account. Subject to the provisions of Sections 2.13(c) and (d) and Section 2.15, amounts deposited in the Blocked Account (including deposits through transfers from the Servicer Account) shall be credited against the Liabilities as follows:

                  (i) if and to the extent such deposits are made and accepted into the Blocked Account not later than 2:00 p.m. Central Time on such Business Day, and Borrower notifies Lender of the making of such deposits pursuant to the provisions of Section 9.1(a) not later than 2:00 p.m. Central Time on such Business Day, as of the same Business Day on which such deposits are made; and

                  (ii) otherwise, as of the next Business Day following the date of such deposit;

provided, that solely for the purpose of calculating interest due to Lender under this Agreement, such deposits shall be credited two (2) days after the applicable date specified by (i) or (ii) above.

            (b) Servicer Account. Commencing immediately upon the Effective Date and continuing until all Liabilities have been paid in full, Borrower shall establish and maintain a depository account, with the same bank or institution at which the Blocked Account is located, in Borrower's capacity as servicer for the benefit of the purchasers of the Sold Notes Receivable, the GECC Participated Notes Receivable, the Participated Notes Receivable and the SBA Owned Notes Receivables, and, to the extent of Borrower's retained interest in any such Notes Receivable, Lender (the "Servicer Account"). The agreement(s) governing the Servicer Account must be in form and substance satisfactory to Lender and Borrower.

            (c) Allocation of Payments on Sold and Participated Notes Receivable. Contemporaneously with the deposit of any Items of Payment into the Blocked Account or the Servicer Account, Borrower shall deliver to Lender information detailing, with respect to each Item of Payment, the specific Note Receivable to which such Item of Payment relates and (i) the amount, if any, of such Item of Payment that relates to a Sold Note Receivable and that Borrower has determined is payable to Intermediary for the benefit of the purchaser of such Sold Note Receivable, (ii) the amount, if any, of such Item of Payment that relates to a GECC Participated Note Receivable or a Participated Note Receivable and that Borrower has determined is payable to GECC or the purchaser of such Participated Note Receivable, (iii) the amount, if any, of such Item of Payment that relates to a SBA Owned Note Receivable and that Borrower has determined is payable to SBA, (iv) the amount, if any, of such Item of Payment that relates to a Guaranteed Portion of Eligible SBA Loans under and as defined in the Restated Sterling Credit Agreement and that Borrower has determined is payable to Sterling (any such amount described in clauses (i), (ii), (iii) or (iv) above being the "Allocated Payment Portion"), and (v) the amount of such Item of Payment that relates to Borrower's retained interest in a Note Receivable and that Borrower has determined is payable to Borrower. The Allocated Payment Portion, if any, of each Item of Payment originally deposited in the Blocked Account shall be held by Lender for the benefit of Borrower (in Borrower's capacity as servicer of the Sold Notes Receivable, the GECC Participated Notes Receivable, the Participated Notes Receivable, the SBA Owned Notes Receivable, or the Guaranteed Portion of Eligible SBA Loans, as the case may be) and shall, subject to final collection,
(x) in the case of all Allocated Payment Portions with respect to Sold Notes Receivables, be transferred by Lender to the Servicer Account within one (1) Business Day after receipt of cleared funds, and (y) in the case of all Allocated Payment Portions with respect to GECC Participated Notes Receivables, Participated Notes Receivables, SBA Owned Notes Receivable, or the Guaranteed Portion of Eligible SBA Loans, be transferred by Lender to GECC, the purchaser of such Participated Note Receivable, SBA or Sterling, as the case may be, in accordance with the written instructions of Borrower within one (1) Business Day after receipt of cleared funds or, if requested by Borrower, to the Servicer Account. The portion payable to Borrower of each Item of Payment originally deposited in the Servicer Account shall be held by Borrower for the benefit of Lender, and Borrower shall cause any such portion to be transferred by Borrower to the Blocked Account within one (1) Business Day after receipt of cleared funds.

            (d) Application of Items of Payment. Except as otherwise provided in
Section 2.13(c), all Items of Payment shall be applied to the outstanding Liabilities in the order in which they are deposited in the Blocked Account. Prior to deposit into the Blocked Account or the Servicer Account in the manner required by this Agreement, Borrower shall not commingle any such Items of Payment with any of its other funds or property, but shall hold them separate and apart therefrom in trust and for the account of, and as the property of, Lender. Lender may, subject to the Multi-Party Agreement, revoke the collection privilege given to Borrower by either giving notice of its assignment of, and lien on, the collateral to the Term Loan Debtors or giving notice of such revocation to Borrower.

            (e) Borrower as Servicer. Borrower shall at its own expense service all of the Notes Receivable, including (i) the billing, posting and maintaining of complete records applicable thereto, and (ii) subject to applicable SBA rules and regulations, the taking of such action with respect thereto as Lender may request or in the absence of such request, as Borrower may deem advisable. Borrower agrees to pay to Lender any and all reasonable fees, costs and expenses incurred in connection with opening and maintaining the Blocked Account, the Servicer Account, and any other collection arrangement described above.

      2.14 Collections; Lender's Right to Notify Account Debtors. Subject to the Multi-Party Agreement and applicable SBA rules and regulations, Borrower hereby authorizes Lender, now and at any time or times hereafter, whether or not a Default or an Event of Default has occurred, to open Borrower's mail and collect any and all amounts due to Borrower from Account Debtors; provided, that Lender shall use commercially reasonable efforts not to open Borrower's private, personal or confidential mail that does not, on its face, relate to the Collateral or the Account Debtors. Borrower hereby further authorizes Lender, at any time after the occurrence of a Default or an Event of Default, (a) to notify any or all Account Debtors that the Accounts have been assigned to Lender and that Lender has a security interest therein, and (b) to direct such Account Debtors to make all payments due from them to Borrower upon the Accounts directly to Lender or to the Blocked Account or the Servicer Account. Borrower irrevocably makes, constitutes and appoints Lender (and all Person designated by Lender for that purpose) as Borrower's true and lawful attorney (and agent-in-fact) to endorse Borrower's name on any checks, notes, drafts, or any other form of payment relating to the Collateral or proceeds of the Collateral that come into Lender's possession or under Lender's control. Borrower hereby agrees that any such notice, in Lender's sole discretion, may be sent on Borrower's stationery and, upon request of Lender, Borrower shall co-sign such notice with Lender.

      2.15 Application of Payments and Collections. Except to the extent otherwise provided in Section 2.13(c), Borrower irrevocably waives the right to direct the application of any and all payments and collections at any time or times hereafter received by Lender from or on behalf of Borrower. Borrower irrevocably agrees that Lender shall have the continuing exclusive right to apply and reapply any and all such payments and collections received at any time or times hereafter by Lender or its agents against the Liabilities in such manner as Lender may in its reasonable discretion deem advisable, notwithstanding any entry by Lender on its books and records.

      2.16 Refund of Excess Interest; Statement of Account. Lender shall provide Borrower with a statement of account relating to the Liabilities on a monthly basis. Each such statement of account shall be presumed correct and accurate and shall, except for Lender's right to reapply payments, constitute an account stated between Borrower and Lender, unless thereafter waived in writing by Lender or unless, within thirty (30) days after Borrower's receipt thereof, Borrower delivers to Lender, by registered or certified mail, written objection thereto specifying the error or errors contained therein.

      2.17 Business Days. If any payment on the Revolving Loans or any other payment due hereunder becomes due and payable on a day other than a Business Day, then for all purposes of the Loan Documents, the maturity of such payment shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

      2.18 Sales of and Participations in Non-Guaranteed Notes Receivable.

            (a) Proposed Sales or Participations. So long as a Securitization Transaction has not been consummated, after the Effective Date Borrower may propose to sell a Non-Guaranteed Pro Rata Participation in any Non-Guaranteed Notes Receivable.

            (b) Notice to Lender; Lender's Option to Purchase. Borrower shall notify Lender in writing at least ten (10) Business Days prior to the proposed sale of any Non-Guaranteed Pro Rata Participation, which notice shall identify the specific Non-Guaranteed Note Receivable affected and the proposed buyer or participant, and describe the material terms of the proposed sale or participation, including the amount thereof, proposed purchase price therefor, any premium payable therefor and interest rate payable thereunder and any other matters reasonably requested by Lender. Lender shall have the option (but not the obligation) to purchase the proposed Non-Guaranteed Pro Rata Participation on the terms set forth in such notice. If Lender fails to notify Borrower of Lender's election to exercise such option within five (5) Business Days after Lender's receipt of such notice from Borrower, Borrower may complete the proposed sale of the Non-Guaranteed Pro Rata Participation to the buyer or participant identified in such notice on the terms set forth in such notice, provided that
(i) Lender receives the Note Participation Amount with respect thereto, (ii) Borrower shall at all times retain for its own account not less than ten percent (10%) of the outstanding principal amount of the total Note Receivable affected (provided, that such ten percent (10%) requirement may be reduced with the written consent of Lender so long as Borrower would not violate any applicable SBA rules or regulations), and (iii) such sale is made in full conformity with all applicable provisions of the SBI Act and other governing law.

      2.19 Effectiveness of Provisions Regarding SBA Guaranteed Notes Receivable. None of the provisions of this Agreement relating to Revolving Loans with respect to SBA Guaranteed Notes Receivable shall be effective unless and until both (a) Lender receives SBA approval to provide Revolving Loans to Borrower with respect to SBA Guaranteed Notes Receivable, either through an assignment of Sterling's rights under the Restated Sterling Credit Agreement or otherwise, and (b) Lender has received an assignment of Sterling's rights under the Restated Sterling Credit Agreement or the Restated Sterling Credit Agreement has been terminated and all obligations of Borrower and Parent thereunder fully satisfied. So long as the Restated Sterling Credit Agreement is in effect, all rights of Lender with respect to SBA Guaranteed Notes Receivable and the collections and proceeds thereof shall be subject to the terms of the Intercreditor Agreement.

                                    ARTICLE 3

                                    SECURITY

      3.1 Borrower's Liabilities. The Liabilities of Borrower to pay all sums due to Lender and to perform all other covenants and agreements under this Agreement, the Revolving Credit Note, and the other Loan Documents to which Borrower is a party, shall be secured to the extent provided by the Security Documents.

      3.2 Further Assurances. Provided that such action would not violate applicable SBA rules or regulations, Borrower shall, at its sole cost and expense, execute and deliver to Lender all such further documents, instruments and agreements and agree to perform all such other acts which may be required in the opinion of Lender to enable Lender to exercise and enforce its rights as the secured party or beneficiary under the Security Documents. To the extent permitted by applicable law, Borrower hereby authorizes Lender to file financing statements and continuation statements with respect to the security interests granted under the Security Documents in favor of Lender and to execute such financing statements and continuation statements on behalf of Borrower.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

      In order to induce Lender to provide the financial accommodations to Borrower provided for herein and in the other Loan Documents, Borrower and Parent make the following warranties and representations to Lender, each of which will be correct and true as of the Effective Date and on the date that each advance is requested by Borrower:

      4.1 Corporate Existence. Each of Borrower and Parent (i) is a corporation duly organized, legally existing and in good standing under the laws of the State of Delaware; (ii) is duly qualified or licensed to do business in all other jurisdictions wherein the business transacted by it makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect; (iii) has the requisite corporate power and authority and the legal right to conduct its business as now, heretofore and proposed to be conducted; and (iv) is in compliance with its Certificate of Incorporation and By-Laws.

      4.2 Corporate Power and Authorization. Borrower is duly authorized and empowered to create and issue the Revolving Credit Note; and each of Borrower and Parent is duly authorized and empowered to execute, deliver and perform the Loan Documents, including this Agreement, to which it is a party; and all corporate action on Borrower's or Parent's part requisite for the due creation and issuance of the Revolving Credit Note and for the due execution, delivery and performance of the Loan Documents, including this Agreement, to which it is a party has been duly and effectively taken.

      4.3 Ownership of Property; Permitted Liens.

            (a) Except as set forth in Schedule 4.3(a), and except for fixtures and improvements in which Borrower has good and marketable title, Borrower does not own any real property and is not a lessor or lessee under any lease other than those leases that have been previously disclosed to Lender.

            (b) Except for the permitted Liens, if any, set forth on Schedule 4.3(b) (the "Permitted Liens"), no Property of Borrower is subject to any Lien.

      4.4 Capital Structure. The number and nature of all outstanding securities of each of Borrower and Parent, and the holder of all outstanding securities of Borrower, each as of the date hereof, and the holder of all outstanding securities of Parent as of April 24, 1997, are set forth on Schedule 4.4. All such shares have been duly issued and are fully paid and non-assessable. There are not outstanding any options to purchase, or any rights or warrants to subscribe for, or any commitments or agreements to issue or sell, or any securities or obligations convertible into, or any powers of attorney relating to, shares of the capital Stock of Borrower, except as set forth on Schedule
4.4. Except as set forth on Schedule 4.4, there are no outstanding agreements or instruments binding upon any of Borrower's shareholders relating to the ownership of its shares of capital Stock.

      4.5 Binding Obligations. This Agreement does, and the Revolving Credit Note and other Loan Documents to which Borrower or Parent is a party upon their creation, issuance, execution and delivery will, constitute valid and binding obligations of such Person, enforceable in accordance with their terms except to the extent that such enforcement may be limited by applicable bankruptcy, insolvency and other similar laws affecting creditors' rights generally or by principles of equity pertaining to the availability of equitable remedies.

      4.6 No Legal Bar; No Lien. Based upon and subject to the provisions of the Multi-Party Agreement and the Loan Guaranty Agreement, (a) the Revolving Credit Note and each of the Loan Documents, including this Agreement, to which Borrower or Parent is a party do not and will not violate any provisions of its articles or certificate of incorporation, bylaws, or any contract, agreement, instrument or Governmental Requirement to which Borrower is subject; and (b) neither the execution, delivery, or performance of the Revolving Credit Note or the other Loan Documents, including this Agreement, shall create, or constitute cause for the creation of, any Lien on any asset of Borrower or Parent, other than the Liens granted in favor of Lender.

      4.7 No Consent. Except for the consent of the SBA provided under the Multi-Party Agreement and the consent of Sterling provided under the Intercreditor Agreement, Borrower's and Parent's execution, delivery and performance of the Revolving Credit Note and each of the Loan Documents, including this Agreement, to which it is a party do not require the consent or approval of any other Person (unless such consent has otherwise been obtained), including any regulatory authority or governmental body of the United States of America or any state thereof or any political subdivision of the United States of America or any state thereof.

      4.8 Liabilities; Litigation. Neither Borrower nor Parent has, as of the Effective Date, any material (individually or in the aggregate) liabilities, direct or contingent, except as disclosed in Schedule 4.8. Except as disclosed in Schedule 4.8, as of the Effective Date, there is no litigation, legal, administrative or arbitral proceeding, investigation or other action of any nature pending or, to the knowledge of Borrower or Parent, threatened against or affecting Borrower or Parent that would have a Material Adverse Effect on Borrower or Parent or challenge any Transaction contemplated hereunder.

      4.9 Taxes; Governmental Charges. As of the Effective Date or the date each advance is requested by Borrower, as applicable, each of Borrower and Parent has filed all tax returns and reports required to be filed prior to such date and has paid all taxes, assessments, fees and other governmental charges levied upon it or its income which are due and payable, including interest and penalties, or has provided adequate reserves for the payment thereof.

      4.10 Defaults. Neither Borrower nor Parent is in default nor has any event or circumstance occurred which, but for the passage of time or the giving of notice, or both, would constitute a default under any loan or credit agreement, indenture, mortgage, deed of trust, security agreement or other agreement or instrument evidencing or pertaining to any debt of Borrower or Parent, or under any material agreement or instrument to which Borrower or Parent is a party or by which it is bound or which would have a Material Adverse Effect on Borrower or Parent or its business. No Default or Event of Default hereunder has occurred and is continuing.

      4.11 Use of Proceeds; Margin Stock. The proceeds of the Revolving Credit Note will be used by Borrower to fund Borrower's commercial lending activities and for other purposes permitted by Section 2.10. None of such proceeds will be used for the purpose of purchasing or carrying any "margin stock" as defined in Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R.
Part 221), or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry a margin stock or for any other purpose which might constitute this transaction a "purpose credit" within the meaning of such Regulation U. Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stocks. Neither Borrower, Parent nor any Person acting on behalf of Borrower or Parent has taken or will take any action which might cause the Revolving Credit Note or any of the Loan Documents, including this Agreement, to violate Regulation U or any other regulation of the Board of Governors of the Federal Reserve System or to violate
Section 7 of the Securities Exchange Act of 1934 or any rule or regulation thereunder, in each case as now in effect or as the same may hereinafter be in effect.

      4.12 Compliance with the Law. Based upon and subject to the provisions of the Multi-Party Agreement, neither Borrower nor
Parent:

            (a) is in violation of any Governmental Requirement;

            (b) has failed to obtain any license, permit, franchise or other governmental authorization necessary to the conduct of its business, which violation or failure would have (in the event such violation or failure were asserted by any Person through appropriate action) a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower has obtained the Loan Guaranty Agreement and has complied and will continue to comply with all statutory, and other regulatory requirements necessary to obtain and maintain the Loan Guaranty Agreement.

      4.13 ERISA. Each of Borrower and Parent is in compliance in all material respects with the applicable provisions of ERISA, and no "reportable event," as such term is defined in Section 4043 of ERISA, has occurred with respect to any Plan of Borrower of Parent.

      4.14 No Material Misstatements. No information, exhibit or report furnished to Lender by Borrower or Parent in connection with the negotiation or execution of this Agreement contained any material misstatement of fact or omitted to state a material fact or any fact necessary to make the statement contained therein not misleading.

      4.15 Investment Company Act. Neither Borrower nor Parent is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

      4.16 No Financing of Corporate Takeovers. No proceeds of any advances hereunder will be used to acquire any security in any transaction which is subject to Sections 13 or 14 of the Securities Exchange Act of 1934, including, Sections 13(d) and 14(d) thereof.

      4.17 Location of Borrower. Borrower's and Parent's principal place of business and chief executive offices are located at the address stated in the preamble of this Agreement; provided, that after the Effective Date such principal place of business and chief executive offices may be relocated if Lender and Parent comply with the requirements of Section 6.10.

      4.18 Use of Proceeds. Borrower's use of the proceeds of any advances and re-advances made by Lender to Borrower pursuant to this Agreement are, and will continue to be, legal and proper corporate uses duly authorized by its Board of Directors and such uses are consistent with all applicable laws and statutes, as in effect as of the date hereof.

      4.19 Hazardous Materials.

            (a) the operations of Borrower and Parent comply in all material respects with all Environmental Laws;

            (b) each of Borrower and Parent has obtained all material Governmental Authorizations under Environmental Laws necessary to its operations, and all such Governmental Authorizations are in good standing in all material respects, and each of Borrower and Parent is in compliance with all material terms and conditions of such Governmental Authorizations;

            (c) (i) Neither Borrower nor Parent has received (A) any notice or claim to the effect that it is or could reasonably be expected to be subject to a material liability to any Person as a result of the Release or threatened Release of any Hazardous Materials or (B) any letter or request for information under Section 104 of the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. ss.ss. 9604 et seq.) or comparable state laws, and (ii) to Borrower's and Parent's knowledge, none of its operations is the subject of any Federal or state investigation evaluating whether any remedial action is needed to respond to a Release or threatened Release of any Hazardous Material at any Property;

            (d) none of the operations of Borrower or Parent is the subject of any pending judicial or administrative proceeding alleging the violation of or liability under any Environmental Laws which if adversely determined could reasonably be expected to have a Material Adverse Effect;

            (e) Neither Borrower nor Parent is subject to any outstanding written order or agreement with any governmental authority or private party (other than lease agreements entered into in the ordinary course of business containing standard provisions relating to environmental matters) respecting (i) any liabilities which have arisen or may arise under any Environmental Laws or
(ii) any Environmental Claims;

            (f) Neither Borrower or Parent, nor, to the knowledge of Borrower or Parent, any predecessor of Borrower or Parent has filed any notice under any Environmental Law indicating past or present treatment, storage, or disposal of

Hazardous Materials at any Property, and none of the operations of Borrower or Parent involves the generation, transportation, treatment or disposal of hazardous waste, as defined under 40 C.F.R. Parts 260-270 or any state equivalent (other than hazardous materials used in the ordinary course of business, the use of which is not reasonably likely to materially adversely affect any Property), and neither Borrower or Parent, nor, to the knowledge of Borrower or Parent, any predecessor in title to Borrower or Parent or any third party at any time occupying any Property has at any time used, generated, disposed of, stored, transported to or from, released or threatened the release of any Hazardous Materials, in any form, quantity or concentration on, from, under or affecting such Property in a manner that could reasonably be expected to result in material liability of or material claim against Borrower or Parent;

            (g) Neither Borrower nor Parent has filed any notice or report of a Release of any Hazardous Materials that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect and, to the knowledge of Borrower or Parent, no Hazardous Materials exist on, under or about any Property in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (h) neither Borrower or Parent, nor, to the knowledge of Borrower or Parent, any of its predecessors, has disposed of any Hazardous Materials in a manner that could reasonably be expected to give rise to an Environmental Claim having a Material Adverse Effect;

            (i) to the knowledge of Borrower or Parent, no underground storage tanks or surface impoundments are on or at any Property owned or used by Borrower or Parent, which could reasonably be expected to give rise to any Environmental Claim materially adversely effecting such Property; and

            (j) no Lien in favor of any governmental authority for (i) any liability under Environmental Laws, or (ii) damages arising from or costs incurred by such governmental authority in response to a Release has been filed or attached to any Property owned or used by Borrower or Parent.

      4.20 Insurance Policies. Schedule 4.20 lists all insurance of any nature maintained for current occurrences by Borrower or Parent, as well as a summary of the terms of such insurance. All of such policies are in full force and effect and provide coverage of such risks and for such amounts as is customarily maintained for businesses of the scope and size of Borrower and Parent.

      4.21 Schedule of Deposit Accounts. Schedule 4.21 lists all banks and other financial institutions at which Borrower maintains or will maintain deposit and/or other accounts, and such exhibit correctly identifies the name and address of each depository, the name in which the account is held, the purpose of the account, and the complete account number.

      4.22 Labor Matters. There are no labor disputes against Borrower or Parent pending or, to Borrower's or Parent's knowledge, overtly threatened, that would have a Material Adverse Effect. Hours worked by and payment made to the employees of Borrower have not been in violation of the Fair Labor Standards Act or any other applicable law dealing with such matters, which violation would have a Material Adverse Effect. All payments due from Borrower or Parent on account of employee health and welfare insurance which would have a Material Adverse Effect if not paid will be paid or, if not due, will be accrued as a liability on the books of Borrower or Parent.

      4.23 Employment and Labor Agreements. Except as listed in Schedule 4.23, there are no employment agreements and no agreements for the payment of deferred compensation, severance, or change in control pay covering the officers and managers of Borrower or Parent, and there are no collective bargaining agreements or other labor agreements covering any employees of Borrower or Parent. A true and complete copy of each such agreement has been furnished to Lender.

      4.24 Solvent Financial Condition. Each of Borrower and Parent is now and, after giving effect to the advances to be made hereunder, at all times will be, Solvent.

      4.25 Brokers. There are no claims for brokerage commissions, finder's fees or investment banking fees in connection with the transactions contemplated by this Agreement, except for the fees payable solely by Parent and Borrower to Rothschild, Inc. in the amount of $150,000 and to D'Loren, Levin & Company in the amount of $75,000 (which is in addition to the $50,000 fee paid to D'Loren, Levin & Company at the closing of the Loan Participation Agreement), each of which will be paid by Borrower on the Effective Date.

      4.26 True Sales of Notes Receivable. Borrower now intends and at all times will intend that its transfers of Sold Notes Receivable and Participated Notes Receivable to the purchasers thereof constitute true sales and not financing devices.

      4.27 No Material Intellectual Property. Neither Borrower nor Parent holds or owns, or employs in its business operations, any material rights in, to, or under copyrights, copyright licenses, patents, patent licenses, trademarks, trademark licenses, or tradenames (collectively, "Intellectual Property"), except as set forth on Schedule 4.27. Neither Borrower nor Parent is a party to or the subject of any agreement or dispute respecting Intellectual Property which, if resolved unfavorably to Borrower or Parent, would have a Material Adverse Effect.

      4.28 Automatic Warranty and Reaffirmation of Warranties and Representations; Survival of Warranties and Representations. Each request for an advance made by Borrower pursuant to this Agreement or the other Loan Documents shall constitute (a) a warranty and representation by Borrower and Parent to Lender that there does not then exist a Default or an Event of Default, except as otherwise disclosed in writing by Borrower to Lender, and (b) a reaffirmation as of the date of said request of the representations and warranties of Borrower and Parent contained in Sections 4.1 through and including 4.27. All representations and warranties of Borrower and Parent contained in this Agreement and the other Loan Documents shall survive the execution, delivery and acceptance thereof by the parties thereto and the closing of the transactions described therein or related thereto. Upon the Effective Date, and at such other times as Lender in its sole discretion may request, Borrower shall deliver to Lender Certificates of Validity of Collateral in the form of Exhibit F, executed by Borrower's President and Chief Financial Officer, respectively, or such other officers of Borrower as Lender may require.

                                    ARTICLE 5

                              AFFIRMATIVE COVENANTS

      Borrower and Parent will at all times comply with the covenants contained in this Article 5, from the date hereof and for so long as any part of the Liabilities are outstanding.

      5.1 Financial Statements and Reports and Other Data. Borrower and Parent will promptly furnish to Lender from time to time upon request such information regarding the business affairs and financial condition of Borrower or Parent as Lender may reasonably request, which information shall be certified by the President and Chief Financial Officer of Borrower or Parent to be true and correct as of the date provided. The information that may be requested by Lender includes the following reports:

            (a) Annual Reports

                  (i) Promptly after becoming available and in any event within ninety (90) days after the close of each fiscal year of Parent, Parent and Borrower shall provide to Lender audited fiscal year end financial statements of Parent, Borrower, and Parent's other consolidated Subsidiaries, prepared on a consolidated and consolidating basis by Richard A. Eisner & Company, LLP, or other independent public accountants selected by Parent and Borrower and acceptable to Lender (the "Accountant"), showing the balance sheet as at the end of such year, the income statement for such year, and the statement of cash flows for such year, setting forth in each case in comparative form (for periods for which available) the corresponding figures for the preceding fiscal year, accompanied by the related report of the Accountant, which report shall be to the effect that such statements have been prepared in accordance with GAAP consistently followed throughout the period indicated except for such changes in such principles with which the Accountant shall have concurred along with a certificate certifying to Lender that, based upon Accountant's examination of the affairs of Parent, Borrower, and Parent's other consolidated Subsidiaries performed in connection with the preparation of said statements, Accountant is not aware of the existence of any condition or event which constitutes or would, upon notice or lapse of time or both, constitute an Event of Default under Section 7.1(c) or, if it is aware of such condition or event, the nature thereof; and

                  (ii) As soon as available, but not later than thirty (30) days prior to the close of each fiscal year, Parent and Borrower's annual business and financial plans in form and substance satisfactory to Lender, as approved by Parent's and Borrower's Board of Directors, which plans shall include the budget and cash flow projections for Parent and Borrower for the following fiscal year;

            (b) Monthly Reports

                    (i) Promptly after becoming available and in any event within twenty (20) days after the end of each month in each fiscal year of Parent, unaudited internally prepared interim financial statements of Parent, Borrower, and Parent's other consolidated Subsidiaries, prepared on a consolidated and consolidating basis, that are satisfactory to Lender in scope and detail and which include, but are not limited to, the balance sheets as at the end of such period, and the income statements and the statements of cash flows for such month and for the period from the beginning of the fiscal year to the close of such month, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, certified by the principal financial officers of Parent and Borrower to have been prepared in accordance with GAAP consistently followed throughout the period indicated except to the extent stated therein, subject to normal changes resulting from quarterly or year-end adjustments;

                  (ii) At the time of each delivery of the monthly financial statements referred to in Section 5.1(b)(i), a Compliance Certificate duly and properly executed and completed by either the President or the Chief Financial Officer of Borrower and either the President or the Chief Financial Officer of Parent;

                  (iii) Promptly after becoming available and in any event within twenty (20) days after the end of each month in each fiscal year of Borrower, such other information as Lender shall reasonably request with respect to the Notes Receivable; and

                  (iv) Promptly after becoming available and in any event within twenty (20) days after the end of each month in each fiscal year of Borrower, all audit reports prepared by Borrower with respect to any Term Loan Debtor.

            (c) Daily Reports. Accompanying each request for a Revolving Loan hereunder, and in any event no less frequently than each Business Day, Borrower shall provide Lender with a report listing, by name of obligor and other identifying information ordinarily employed by Borrower, each of the Notes Receivable then constituting the Net Eligible SBA Guaranteed Notes Receivable, the Net Eligible Non-Guaranteed Notes Receivable (including the breakdown among the Current Portion of Net Eligible Non-Guaranteed Notes Receivable, the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable and the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable), along with the outstanding principal amount, payment schedule, and collection and delinquency history thereof, and such other collateral information as reasonably requested by Lender (each a "Schedule of Eligible Notes Receivable").

            (d) Other Reports.

                  (i) Audit Reports. Promptly upon receipt thereof, one copy of each management letter or other report submitted to Borrower or Parent by its accountants in connection with any annual, interim or special audit made by them of the books of Borrower or Parent.

                  (ii) Borrowing Base Report. Together with any Borrowing Request and in any event no less frequently than on a weekly basis, Borrower shall deliver to Lender a Borrowing Base Report.

                  (iii) Reports Respecting Sale of SBA Guaranteed Notes Receivable. No later than 2:00 p.m. (Central Time) of the Business Day immediately prior to any Settlement Date, Borrower shall deliver to Lender a Note Sale Report in substantially the form of Exhibit H, accompanied by the Broker-Dealer Confirmation and the Secondary Participation Agreement reflecting the anticipated sale of the subject SBA Guaranteed Note Receivable and all instructions of Borrower to Intermediary with respect thereto. On the request of Lender, Borrower shall deliver to Lender copies of any other documents related to such sale.

                  (iv) SEC Filings. Promptly after the filing by Parent or Borrower with the SEC of any report on Form 10Q or 10K, or any other material disclosure, Borrower shall deliver a copy of such filing to Lender.

                  (v) Collateral Appraisals on Defaulted Loans. Promptly after a request by Lender with respect to any Non-Guaranteed Note Receivable that is part of the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable, Borrower shall obtain and deliver to Lender a copy of a current appraisal, prepared by an appraiser acceptable to Lender, of the underlying collateral for such Non-Guaranteed Note Receivable.

                  (vi) Other Data. Promptly upon receipt thereof, copies of such other financial or other data as Lender may, in its sole discretion, reasonably request.

      5.2 Taxes and Other Liens. Each of Borrower and Parent will pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income as well as all claims of any kind (including claims for labor, materials, supplies and rent) which, if unpaid, might become a Lien upon any or all of its Property; provided, that neither Borrower nor Parent shall be required to pay any such tax, assessment, charge, levy or claim to the extent that the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings diligently conducted by or on behalf of Borrower or Parent.

      5.3 Maintenance.

            (a) Each of Borrower and Parent shall (i) maintain its corporate existence, rights and franchises; and (ii) observe and comply with all Governmental Requirements.

            (b) Each of Borrower and Parent shall maintain in full force and good standing all licenses, permits, franchises or other governmental authorizations necessary to the conduct of its business, the failure to maintain which could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, Borrower and Parent shall continue to comply with all statutory and other regulatory requirements necessary to maintain in full force and good standing the Loan Guaranty Agreement, to the extent such requirements have not been waived or become inapplicable pursuant to the terms of the Multi-Party Agreement.

      5.4 Further Assurances. Each of Borrower and Parent will promptly cure any defects in the creation and issuance of the Revolving Credit Note and the execution and delivery of the Loan Documents, including this Agreement. Provided that such action would not violate applicable SBA rules or regulations, each of Borrower and Parent at its expense will promptly execute and deliver to Lender upon request all such other and further documents, agreements and instruments as shall reasonably be necessary in compliance with or accomplishment of the covenants and agreements of Borrower in the Loan Documents, including this Agreement, or to further evidence and more fully describe the collateral intended as security for the Revolving Credit Note, or to correct any omissions in the Loan Documents, or more fully to state the security obligations set out herein or in any of the Loan Documents, or to perfect, protect or preserve any Liens created pursuant to any of the Loan Documents, or to make any recordings, to file any notices, or obtain any consents, all as may be deemed necessary or appropriate in connection therewith by Lender in its sole and absolute discretion.

      5.5 Performance of Obligations. Borrower will pay the Revolving Credit Note according to the reading, tenor, and effect thereof. To the fullest extent permitted by applicable law, each of Borrower and Parent will do and perform every act and discharge all of the obligations provided to be performed and discharged by it under the Loan Documents, including this Agreement, at the time or times and in the manner specified.

      5.6 Insurance; Payment of Premiums. To the extent available on terms and conditions reasonably acceptable to Borrower, Borrower shall, at its sole cost and expense, keep and maintain the Collateral (other than accounts, cash and other items not generally insured) insured for its full insurable value against loss or damage by fire, theft, explosion, sprinklers and all other hazards and risks ordinarily insured against by other owners or users of such properties in similar businesses and notify Lender promptly of any occurrence causing a material loss or decline in value of the Collateral and the estimated (or actual, if available) amount of such loss or decline. All policies of insurance on the Collateral shall be in form and with insurers reasonably acceptable to Lender and all such policies shall be in such amounts as may be satisfactory to Lender. Borrower shall deliver to Lender the original (or certified copy) of each policy of insurance and such evidence of payment of all premiums therefor as may reasonably be requested by Lender. Such policies of insurance shall contain an endorsement, in form and substance acceptable to Lender, showing loss payable to Lender, as its interests may appear (including, naming Lender as an additional insured under Borrower's fidelity insurance policies). Such endorsement, or an independent instrument furnished to Lender, shall provide that the insurance companies will give Lender at least thirty (30) days prior written notice before any such policy or policies of insurance shall be altered or canceled and that no act or default of Borrower or any other person shall affect the right of Lender to recover under such policy or policies of insurance in case of loss or damage, and Lender shall be included as an additional insured on all liability policies. Borrower hereby directs all insurers under such policies of insurance to pay all proceeds payable thereunder directly to Lender, as its interests may appear. If no Default or Event of Default has occurred, Lender shall disburse to Borrower the insurance proceeds received by Lender to the extent Borrower requests such proceeds to repair or replace the damaged or destroyed Collateral that originally gave rise to such insurance claim or claims. Borrower irrevocably makes, constitutes and appoints Lender (and all officers, employees or agents designated by Lender) as Borrower's true and lawful attorney (and agent-in-fact) for the purpose of, upon the occurrence and during the continuation of an Event of Default, making, settling and adjusting claims under such policies of insurance, endorsing the name of Borrower on any check, draft, instrument or other items of payment for the proceeds of such policies of insurance and for making all determinations and decisions with respect to such policies of insurance. In the event Borrower, at any time hereafter, shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, then Lender, without waiving or releasing any obligations or default by Borrower hereunder, may at any time thereafter (but shall be under no obligation to) obtain and maintain such policies of insurance and pay such premium and take any other action with respect thereto which Lender deems advisable. All sums so disbursed by Lender, including reasonable attorneys' fees, court costs, expenses and other reasonable charges relating thereto, shall be payable on demand by Lender and shall be additional Liabilities hereunder secured by the Collateral.

      5.7 Accounts and Records. Each of Borrower and Parent will keep books of record and account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and activities, in accordance with GAAP, consistently applied except only for changes in accounting principles or practices with which Borrower's and Parent's Accountant concurs.

      5.8 Right of Inspection. Each of Borrower and Parent will permit any officer, employee or agent of Lender to examine Borrower's and Parent's books of record and accounts, take copies and extracts therefrom, and discuss the affairs, finances and accounts of Borrower and Parent with Borrower's and Parent's officers, accountants and auditors, all at such reasonable times and as often as Lender may desire. Borrower and Parent acknowledges that Lender presently anticipates performing a minimum of four (4) audits in each fiscal year of Borrower and Parent.

      5.9 Notice of Certain Events. Each of Borrower and Parent shall promptly notify Lender if it learns of the occurrence of: (i) any event which constitutes a Default or an Event of Default, together with a detailed statement by a responsible officer of Borrower or Parent of the steps being taken to cure the effect of such Default or Event of Default; or (ii) the receipt of any notice from, or the taking of any other action by, the holder of any promissory note, debenture or other evidence of Indebtedness of Borrower or Parent or of any security (as defined in the Securities Act of 1933, as amended) of Borrower or Parent with respect to a claimed default, together with a detailed statement by a responsible officer of Borrower or Parent specifying the notice given or other action taken by such holder and the nature of the claimed default and what action Borrower or Parent is taking or proposes to take with respect thereto; or
(iii) any legal, judicial or regulatory proceedings affecting Borrower or

Parent or any of the Collateral in which the amount involved is material and is not covered by insurance or which, if adversely determined, would have a Material Adverse Effect; or (iv) any dispute between Borrower or Parent and any governmental or regulatory body, any Term Loan Debtor, or any other Person which, if adversely determined, could reasonably be expected to have a Material Adverse Effect; or (v) any event or condition, including any event or condition affecting the credit of a Term Loan Debtor, that could reasonably be expected to have a Material Adverse Effect.

      5.10 ERISA Information and Compliance. Each of Borrower and Parent will promptly furnish to Lender (i) after the filing thereof with the United States Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual and other report with respect to each Plan or any trust created thereunder, and (ii) immediately upon becoming aware of the occurrence of any "reportable event," as such term is defined in Section 4043 of ERISA, or of any "prohibited transaction," as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended, in connection with any Plan or any trust created thereunder, a written notice signed by the President or the Chief Financial Officer of Borrower or Parent specifying the nature thereof, what action Borrower or Parent is taking or, proposes to take with respect thereto, and, when known, any action taken by the Internal Revenue Service with respect thereto. Each of Borrower and Parent will fund all current service pension liabilities as they are incurred under the provisions of all Plans from time to time in effect for the benefit of its employees, and comply with all applicable provisions of ERISA.

      5.11 Financial Covenants. From and after the Effective Date and until the Liabilities are fully satisfied, Borrower and Parent shall:

            (a) Tangible Net Worth. Maintain, on a consolidated basis, Tangible Net Worth of not less than $3,000,000 as of the end of their fiscal quarter ending September 30, 1997, and $3,500,000 as of the end of each of their subsequent fiscal quarters.

            (b) EBITDA Ratio. Unless otherwise agreed in writing by Lender, achieve, on a consolidated basis, as measured as of the end of their fiscal quarters indicated below, a minimum ratio of EBITDA for the twelve-month period ending on the date of measurement to total, actual, interest expense for such twelve-month period, of not less than the ratio set forth below for such measurement date:

Measurement Date                                      EBITDA Ratio
----------------                                      ------------

Fiscal Quarter Ending June 30, 1997                    1.1 to 1.0
Fiscal Quarter Ending September 30, 1997               1.1 to 1.0
Fiscal Quarter Ending December 31, 1997                1.1 to 1.0
Fiscal Quarter Ending March 31, 1998                   1.1 to 1.0
Fiscal Quarter Ending June 30, 1998                    1.1 to 1.0
Fiscal Quarter Ending September 30, 1998               1.2 to 1.0
Fiscal Quarter Ending December 31, 1998                1.2 to 1.0
Fiscal Quarter Ending March 31, 1999                   1.2 to 1.0
Fiscal Quarter Ending June 30, 1999                    1.2 to 1.0

            (c) Liabilities to Tangible Net Worth Ratio. Maintain, on a consolidated basis, a maximum ratio of (i) the Liabilities to (ii) Tangible Net Worth, each as measured as of the end of each fiscal quarter, of not more than
5.0 to 1.0.

            (d) Delinquency Percentage. As measured as of the end of each month, not cause or allow the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable to be more than five percent (5%) of Borrower's Non-Guaranteed Notes Receivable (measured by the respective aggregate outstanding principal amounts)
 .

            (e) Default Percentage. As measured as of the end of each month, not cause or allow the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable to be more than ten percent (10%) of Borrower's Non-Guaranteed Notes Receivable (measured by the respective aggregate outstanding principal amounts).

      5.12 Bad Debt Reserve. Borrower shall maintain on its books, at all times, a bad debt reserve equal to at least two and one-half percent (2.5%) of the aggregate outstanding principal amount of all Non-Guaranteed Notes Receivable.

      5.13 Charges; Liens.

            (a) Borrower shall pay, and cause its Affiliates and Subsidiaries to pay, promptly when due, all of the Charges, and promptly discharge any Liens, encumbrances or other claims against the Collateral. Except for Liens in favor of Lender and any other Permitted Liens, if Borrower, at any time or times hereafter, shall fail to pay any Charges when due or promptly obtain the discharge of such Charges or of any Lien, claim or encumbrance asserted against the Collateral, subject to the provisions of Section 5.13(b) below, Lender may, without waiving or releasing any obligation or liability of Borrower hereunder or any Event of Default, in its sole discretion, at any time or times thereafter, make such payment, or any part thereof, or obtain such discharge and take any other action with respect thereto which Lender deems advisable. All sums so paid by Lender and any expenses, including attorneys' fees, court costs, expenses and other reasonable charges relating thereto, shall be payable, upon demand, by Borrower to Lender and shall be additional Liabilities hereunder secured by the Collateral.

            (b) Borrower may in good faith contest, by proper legal actions or proceedings, the validity or amount of any Charges or claims, and provided that Borrower gives Lender advance notice of its intention to contest the validity or amount of any such Charge or claim, Lender will forebear from making any payment or otherwise obtaining the discharge of such Charge or claim if at the time of the commencement of any such action or proceeding, and during the pendency thereof (i) no Event of Default shall have occurred and be continuing, (ii) reserves with respect thereto are maintained on the books of Borrower in an amount reasonably acceptable to Lender, (iii) such contest operates to suspend collection of the contested Charges or claims and is maintained and prosecuted continuously with diligence, (iv) none of the Collateral will be subject to forfeiture or loss of any Lien in favor of Lender by reason of the institution or prosecution of such contest, (v) no Lien that may reasonably be expected to prime the Liens of Lender shall exist for such Charges or claims during such action or proceeding, (vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interests, penalties and expenses, if any, and shall deliver to Lender evidence reasonably acceptable to Lender of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower, and (vii) Lender has not advised Borrower in writing that Lender reasonably believes that non-payment or non-discharge thereof would have a Material Adverse Effect.

      5.14 Communication With Accountants. Each of Borrower and Parent shall cooperate with Lender to permit reasonable access to Accountant and authorizes Accountant to disclose to Lender any and all financial statements and other supporting financial data, including matters relating to the conduct of the annual audit and copies of any management letter with respect to Borrower's or Parent's business, pending litigation, financial condition and other affairs. On or before the Effective Date, Parent and Borrower shall deliver to Lender a letter addressed to such accountants in the form of Exhibit G.

      5.15 Notes Receivable Documents. Pursuant to the Multi-Party Agreement, Borrower shall deliver to Lender's Agent all original SBA 7(a) Loan Notes, with all necessary endorsements, within three (3) Business Days of the execution or delivery to Borrower thereof. Borrower shall simultaneously deliver to Lender copies of all Notes Receivable Documents, whether or not required to be delivered to Lender's Agent. Borrower shall at all times comply with the terms and conditions of the Multi-Party Agreement and the Loan Guaranty Agreement.

      5.16 Subordination Agreement. Prior to incurring any Subordinated Debt other than with respect to the Parent Debentures, Borrower shall cause to be delivered to Lender a subordination agreement executed by such Person in form and substance satisfactory to Lender.

      5.17 Right of First Refusal for Securitization Transaction Subordinated Certificates. Parent and Borrower shall cause Lender to be given a right of first refusal to purchase any subordinated certificates issued in connection with a Securitization Transaction.

                                    ARTICLE 6

                               NEGATIVE COVENANTS

      Without Lender's prior written consent, which Lender may or may not in its sole discretion give, each of Borrower and Parent covenants that it shall not:

      6.1 Debt. Create, incur, assume or have outstanding any Indebtedness, except for: (i) Indebtedness owing to Lender; (ii) Indebtedness incurred by Borrower or Parent in the ordinary course of business, other than Indebtedness for borrowed money; (iii) Subordinated Debt, including Subordinated Debt with respect to the Parent Debentures; or (iv) Indebtedness to Sterling under the Restated Sterling Credit Agreement.

      6.2 Loans and Compensation. Make any loans, distributions, payments, asset transfers, or advances of money and/or extensions of credit to any Persons, including officers, directors, employees, stockholders, or Affiliates and Subsidiaries of Borrower or Parent, other than (a) reasonable advances made in the ordinary course of business on account of salary, commissions, and routine travel and business expenses, (b) loans made in the ordinary course of business to Term Loan Debtors, and (c) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, (i) reasonable amounts with respect to payment to Borrower, Parent or their respective Subsidiaries of servicing fees, reimbursement of origination expenses, and funding of operating expenses in the ordinary course of business, and (ii) payment to Parent of the amount actually used by Parent to make interest payments on the Parent Debentures, to the extent Parent is permitted pursuant to Section 6.15 to make such interest payments to the holders of the Parent Debentures.

      6.3 Liens. Except as otherwise expressly permitted herein or in the other Loan Documents, encumber, pledge, mortgage, or grant a security interest in (except for Permitted Liens), or assign, sell (except for the sale of SBA Guaranteed Notes Receivable to the extent permitted by Section 6.13 and the sale of other property in the ordinary course of business), lease or otherwise dispose of or transfer, whether by sale, merger, consolidation, liquidation, dissolution, or otherwise, any of Borrower's or Parent's assets.

      6.4 Capital Expenses. Make capital expenditures (including capitalized leases) during any fiscal year of Parent and Borrower which, in the aggregate, exceed $150,000 in the fiscal year ending June 30, 1998 (provided, that if Borrower and Parent relocate their principal place of business in compliance with Section 6.10 during such fiscal year, such limit will be increased to $250,000), or $100,000 in any subsequent fiscal year.

      6.5 Dividends, Distributions and Redemptions. Except as otherwise permitted under Section 6.2, declare or pay any dividend, purchase, redeem or otherwise acquire for value any of its Stock now or hereafter outstanding, return any capital to its stockholders, or make any distribution of its assets to its stockholders or Affiliates or Subsidiaries.

      6.6 Capital Structure. Make any material change in Borrower's or Parent's capital structure or in any of its business objectives, purposes and operations which might in any way adversely affect the repayment of the Liabilities.

      6.7 Transactions with Affiliates. Enter into, or be a party to, any transaction with any Affiliate or stockholder of Borrower or Parent, except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or Parent's business and upon fair and reasonable terms which are no less favorable to Borrower or Parent than would be obtained in a comparable arm's length transaction with a Person not an Affiliate or stockholder of Borrower or Parent; provided, that such transactions involving, (i) in any individual instance, transfers of Property the value of which exceeds $100,000, or (ii) in the aggregate, transfers of Property the value of which exceeds $500,000 in any Fiscal Year, must be fully disclosed to and approved by Lender.

      6.8 Change of Business. Enter into any new business or make any material change in any of Borrower's or Parent's business objectives, purposes or operations.

      6.9 Name of Borrower. Use any corporate name (other than its own) or any fictitious name, tradestyle or "d/b/a" other than "Business Loan Center."

      6.10 Location of Collateral. Remove its books and records or the Collateral from the location listed in the preamble to this Agreement, or keep any of such books and records and/or the Collateral at any other office(s) or location(s) unless (i) Borrower gives Lender written notice thereof and of the new location of said books and records at least thirty (30) days prior thereto and (ii) the other office or location is within the continental United States of America.

      6.11 Proceeds of Loans. Permit the proceeds of any of the Revolving Loans to be used for any purpose other than those permitted by Section 2.10 hereof.

      6.12 ERISA Compliance. At any time permit any Plan maintained by it to:

            (a) engage in any "prohibited transaction" as such term is defined in Section 4975 of the Internal Revenue Code of 1954, as amended;

            (b) incur any "accumulated funding deficiency" as such term is defined in Section 302 of ERISA; or

            (c) terminate any such Plan in a manner which could result in the imposition of a Lien on the Property of Borrower pursuant to Section 4068 of ERISA.

      6.13 Sale or Discount of Receivables. Discount or sell any portion of its Notes Receivable or its Accounts; provided, that so long as no Event of Default shall have occurred and be continuing, Borrower may:

            (a) sell SBA Guaranteed Notes Receivable to the extent that such sales are made (i) at par or at a premium, (ii) on ordinary business terms,
(iii) by or through the Intermediary, (iv) in full conformity with all applicable provisions of the SBI Act and other governing law, and (v) in accordance with the Settlement Date reporting requirements of Section 5.1(d)(iii);



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

            (b) sell Non-Guaranteed Notes Receivable pursuant to a Securitization Transaction, to the extent that such sales are made (i) in full conformity with all applicable provisions of the SBI Act and other governing law, and (ii) on terms (including with respect to the amount and timing of payment of the purchase price therefor) and in a manner acceptable to Lender;

            (c) sell Non-Guaranteed Pro Rata Participations to the extent permitted by Section 2.18; and

            (d) sell to SBA the SBA Owned Notes Receivable, or otherwise dispose of Notes Receivable or the collateral therefor, to the extent required by SBA as part of the servicing or liquidation thereof.

      6.14 Compensation and Bonuses. (i) Pay annual salaries or bonuses or any other direct or indirect compensation (including through the payment of directors' fees) to any of Parent's or Borrower's executive officers in an aggregate amount exceeding (A) the respective amounts currently scheduled to be paid to such Persons in their fiscal year ending June 30, 1997, (B) $2,500,000 for all of such Persons in their fiscal year ending June 30, 1998, or (C) $3,000,000 for all of such Persons in any subsequent fiscal year, or (ii) pay directors' fees in an aggregate amount exceeding $50,000 for all directors in any fiscal year of Borrower.

      6.15 Payments on Subordinated Debt. Prepay any Subordinated Debt or make any payment of principal or interest thereof or interest thereon or any other payment or distribution in respect thereof, except that Parent may make payments of interest on the Parent Debentures regularly scheduled thereunder provided that no Default or Event of Default has occurred or is continuing under this Agreement or would result from such interest payment. All Subordinated Debt shall have a maturity date after the Termination Date and shall be unsecured and subordinated to Lender in liquidation and repayment on terms that are acceptable to Lender.

      6.16 Affiliates. Hereafter create any Affiliate or Subsidiary or divest itself of any material assets by transferring them to any Affiliate or Subsidiary. Lender shall not unreasonably withhold its consent to a written request by


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

Borrower or Parent for Lender's consent to a transaction by Borrower or Parent that would otherwise violate this Section 6.16.

      6.17 Consulting and Brokerage Services. Provide, or enter into any contract or agreement to provide, or allow any Affiliate or Subsidiary of Borrower or Parent to provide, or enter into any contract or agreement to provide, to any Term Note Debtor or purchaser of Notes Receivable, any advisory, consulting, brokerage, or similar services, other than (a) the advisory or consulting services, if any, Borrower or Parent provides in the ordinary course of business to prospective and actual Term Note Debtors or purchasers of SBA Guaranteed Notes Receivable in connection with (i) the marketing, structuring, documentation, and closing of Note Receivable transactions and (ii) the servicing of any Notes Receivable, and (b) consulting services provided to Term Loan Debtors or prospective borrowers in the ordinary course of business that result in (i) a referral by Borrower or Parent to another funding source that is not an Affiliate or Subsidiary of Borrower or Parent, and (ii) the receipt by Borrower or Parent of a reasonable referral fee in an arm's-length relationship with such other funding source.

      6.18 Modification of Sterling Documents. Amend or modify any of the Sterling Documents.

      6.19 Survival of Obligations Upon Termination of Agreement. Except as otherwise expressly provided for in this Agreement and in the other Loan Documents, no termination or cancellation (regardless of cause or procedure) of this Agreement or the other Loan Documents shall in any way affect or impair the powers, obligations, duties, rights, and Liabilities of Borrower, Parent or Lender relating to (a) any transaction or event occurring prior to such termination or cancellation, (b) the Collateral, or (c) any of the undertakings, agreements, covenants, warranties and representations of Borrower, Parent or Lender contained in this Agreement or the other Loan Documents. All such undertakings, agreements, covenants, warranties and representations shall survive such termination or cancellation and be effective until the full and final payment of the Liabilities, at which time Lender shall take all reasonable steps deemed necessary by Borrower to effect the release of Lender's


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

Liens; provided, that all indemnity claims of Lender under the Loan Documents shall survive such full and final payment.

                                    ARTICLE 7

                                EVENTS OF DEFAULT

      7.1 Events. Any of the following events shall be considered an "Event of Default" as that term is used herein:

            (a) Payments. Default is made in the payment or prepayment when due of any installment of principal or interest on the Revolving Credit Note or any other Liabilities; or

            (b) Loan Balance. Lender notifies Borrower that the outstanding balance of the Loans hereunder exceeds the Maximum Commitment, and such condition is not corrected within three (3) Business Days after such notice; or

            (c) Financial Covenants. Borrower or Parent fails to satisfy any financial covenant set forth in Section 5.11 hereof; or

            (d) Representations and Warranties. Borrower or Parent fails to perform, keep or observe any material representation or warranty made by it herein or in any other Loan Document or in any certificate, request or other document furnished pursuant to or under this Agreement or any other Loan Document, or any such representation or warranty proves to have been incorrect in any material respect as of the date when made or deemed made; or

            (e) Covenants. Borrower or Parent fails to perform, keep or observe any of the covenants or agreements contained in Article 5 and Article 6 (other than any failure to make any payment when due, or any failure to perform any of the covenants in Section 5.11), or in any other Loan Document, and such default continues unremedied for a period of five (5) Business Days after the earlier of
(i) written notice thereof being given by Lender to Borrower, or (ii) such default otherwise becoming known to Borrower; or



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

            (f) Other Obligations. A default shall occur under any agreement, document or instrument, other than this Agreement or the other Loan Documents, to which Borrower or Parent is a party, the consequences of which could have a Material Adverse Effect, and which default is not cured within ten (10) Business Days after Borrower becomes aware of such default; or

            (g) Breach of Agreement with SBA. Borrower shall breach in any material respect its servicing or any other obligations under the Multi-Party Agreement or under any Loan Guaranty Agreement; or

            (h) Default Under Sterling Documents. Any "Event of Default" under and as defined in the Sterling Documents shall have occurred.

            (i) Default Under Parent Guaranty. Any event of default shall occur under the Parent Guaranty; or

            (j) Misrepresentations. Any statement, report, financial statement or certificate made or delivered by Borrower or Parent, or any of its officers, employees or agents, to Lender is untrue, incomplete or incorrect in any material respect at the time when made and the same shall remain untrue for five
(5) Business Days after Borrower shall receive written notice of such fact from Lender or five (5) Business Days after Borrower becomes aware of such default; or

            (k) Involuntary Bankruptcy or Other Proceedings. The filing of a petition with a court having jurisdiction over Borrower or Parent to commence an involuntary case for Borrower or Parent under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law; or the appointment of a receiver, liquidator, assignee, custodian, trustee, agent, sequestrator or other similar official for Borrower's or Parent's affairs; and the failure to obtain the dismissal of such petition or appointment within, or the continuance of such decree or order unstayed and in effect for, a period of thirty (30) days from the date of such filing or appointment or the entry of such order or decree; or



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

            (l) Voluntary Petitions, etc. The commencement by Borrower or Parent of a voluntary case under the Bankruptcy Code, as now constituted or hereafter amended, or any other applicable Federal or state bankruptcy, insolvency or similar law; the consent by Borrower or Parent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator, agent or other similar official for Borrower or Parent or for any material part of Borrower's or Parent's property; the making by Borrower or Parent of an assignment for the benefit of creditors; any case of proceeding is commenced by Borrower or Parent for Borrower's or Parent's dissolution, liquidation or termination; or the taking of any action by or on behalf of Borrower or Parent in furtherance of any of the foregoing; or

            (m) Uninsured Loss. There shall occur any uninsured damage to, or loss, theft, or destruction of, any of the Collateral, if the amount of such damages or loss, or the value of the stolen or destroyed Collateral is in excess of $50,000; provided, that for purposes of this Section 7.1(m), Collateral shall be deemed not to include tangible personal property, and the loan losses not covered by credit insurance shall not constitute damage, loss, or destruction of Collateral; or

            (n) Discontinuance of Business. Borrower or Parent ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business affairs; or

            (o) ERISA Notices. Borrower or Parent fails to (i) furnish Lender, within fifteen (15) days thereafter, with written notice upon the occurrence of any of the following events: (A) the happening of a Reportable Event with respect to any pension plan of Borrower or Parent governed by ERISA, as to which the requirement of notice has not been waived by PBGC, (B) the termination of any such plan, (C) the appointment of a trustee by an appropriate United States District Court to administer any such plan, or (D) the institution of any proceedings by the Pension Benefit Guaranty Corporation to terminate any such plan or to appoint a trustee to administer any such plan; or (ii) notify Lender promptly upon receipt by Borrower or Parent of any notice of the institution of any proceeding or other action which may result in the termination of such plan; or



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

            (p) Loan Documents. The Loan Documents, after delivery thereof, shall for any reason, except to the extent permitted by the terms thereof, cease to be in full force and effect and valid, binding and enforceable in accordance with their terms, or cease to create a valid and perfected Lien of the priority required thereby on any of the Collateral purported to be covered thereby, or Borrower or Parent (or any other Person who may have granted or purported to grant such Lien) shall so state in writing; or

            (q) Material Adverse Event. A Default or any other event shall have occurred which would have a Material Adverse Effect on Borrower, which event continues for five (5) days after written notice to Borrower; or

            (r) Change of Control. A Change of Control shall have occurred; or

            (s) Merger. Borrower or Parent shall merge or consolidate with or acquire the Stock or assets of any Person; or

            (t) Solvency. Borrower or Parent is no longer Solvent.

      7.2 Termination of Agreement and Acceleration of the Liabilities. During any period of grace afforded Borrower or Parent under this Article 7 after which an act or omission of Borrower or Parent will become an Event of Default, Lender shall have no obligation to make any Revolving Loan hereunder. Upon the occurrence and continuation of an Event of Default, all of the Liabilities may, at the option of Lender and without demand, notice, or legal process of any kind, be declared, and immediately shall become, due and payable, and Lender, at its option, may terminate this Agreement; provided, that all of the Liabilities shall immediately become due and payable, and this Agreement shall be terminated upon the occurrence and continuation of an Event of Default set forth in Section 7.1(k) or Section 7.1(l); and further provided, that Lender's rights and remedies under this Agreement shall survive any such termination.

      7.3 Remedies. Upon the occurrence and at any time during the continuance of any Event of Default specified in Section 7.1, and subject at all times to Lender's compliance with all applicable terms of the Multi-Party Agreement, including those


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

relating to the transfer of authority for collection, servicing, and liquidation of Notes Receivable, Lender shall have the following rights and remedies:

            (a) Rights of Setoff. Upon the occurrence and during the continuance of any Event of Default, Lender and each subsequent holder of the Revolving Credit Note is hereby authorized by Borrower at any time and from time to time, without notice to Borrower (any such notice being expressly waived by Borrower), to setoff and to appropriate and, to the extent permitted by applicable law, to apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by Lender or any subsequent holder of the Revolving Credit Note to or for the credit or the account of Borrower against any and all of the Liabilities of Borrower, irrespective of whether or not the Lender or any subsequent holder of the Revolving Credit Note shall have made any demand under this Agreement, the Revolving Credit Note or under any other Loan Documents and although such obligations may be unmatured; provided, that Lender shall have no right of setoff with respect to funds deposited or held in the Servicer Account. Lender and any subsequent holder of the Revolving Credit Note agrees promptly to notify Borrower in writing after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application. The rights of Lender or any subsequent holder of the Revolving Credit Note under this Section 7.3(a) are in addition to other rights and remedies (including other rights of setoff) now or hereafter granted under applicable law which Lender or any subsequent holder of the Revolving Credit Note may have.

            (b) Notes Receivable and Accounts. The right to: (i) monitor, manage, and, subject to the terms of the Multi-Party Agreement, transfer the collection, servicing, and liquidation of any or all of Notes Receivable and Borrower's lending relationship with Term Note Debtors; (ii) unless and until the SBA takes over or transfers to another SBA-participating lender, designated by the SBA and acceptable to Lender, the collection, servicing and liquidation functions of the Notes Receivable in accordance with the Multi-Party Agreement, enforce and demand payment of the Accounts and the Notes Receivable, in accordance with their terms, by legal proceedings or otherwise;


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

(iii) exercise all of Borrower's rights and remedies with respect to the collection of the Accounts and Notes Receivable; (iv) settle, adjust, compromise, extend, or renew the Accounts and Notes Receivable; (v) settle, adjust or compromise any legal proceedings brought to collect the Accounts and Notes Receivable; (vi) if permitted by applicable law, sell or assign the Accounts and Notes Receivable upon such terms, for such amounts and at such time or times as Lender deems advisable; (vii) discharge and release the Accounts or Notes Receivable; (viii) take control, in any manner, of any Item of Payment;
(ix) prepare, file and sign Borrower's name on any Proof of Claim in Bankruptcy or similar document against any Account Debtor or Term Loan Debtor; (x) prepare, file and sign Borrower's name on any notice of lien, assignment or satisfaction of lien or similar document in connection with the Accounts or Notes Receivable;
(xi) do all acts and things necessary, in Lender's sole discretion, to fulfill Borrower's obligations under this Agreement; (xii) endorse the name of Borrower upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to the Accounts or Notes Receivable; (xiii) open Borrower's mail and collect any and all amounts due Borrower from Account Debtors and Term Loan Debtors; and (xiv) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Accounts and Notes Receivable, to which Borrower has access;

            (c) Sell Collateral. The right to: (i) require Borrower to assemble the Collateral and make it available to Lender at a place to be designated by Lender, in its sole discretion; (ii) sell or to otherwise dispose of all or any Collateral at public or private sale or sales, with such notice as may be required by law, in lots or in bulk, for cash or on credit, all as Lender, in its sole discretion, may deem advisable; (iii) adjourn such sales from time to time with or without notice; and (iv) conduct such sales on Borrower's premises or elsewhere and use Borrower's premises without charge for such sales for such time or times as Lender may see fit. Lender is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in advertising for sale and selling any Collateral and Borrower's rights under all licenses and all


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

franchise agreements shall inure to Lender's benefit. Lender shall have the right to sell, lease or otherwise dispose of the Collateral, or any part thereof, for cash, credit or any combination thereof, and Lender may purchase all or any part of the Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of such purchase price, may setoff the amount of such price against the Liabilities. The proceeds realized from the sale of any Collateral shall be applied first to the reasonable costs, expenses and attorneys' fees and expenses incurred by Lender for collection and for acquisition, completion, protection, removal, storage, sale and delivery of the Collateral; second to interest due upon any of the Liabilities; and third to the principal of the Liabilities. If any deficiency shall arise, Borrower shall remain liable to Lender therefor;

            (d) Servicing of SBA Loans. The right, directly or through its designee, to monitor, manage, and service any or all of the Notes Receivable, including the Sold Notes Receivable, the GECC Participated Notes Receivable, the Participated Notes Receivable, and the SBA Owned Notes Receivable, and Borrower's relationship with its Term Loan Debtors and other customers; provided, that Lender, or its designee, shall have been approved by the SBA (as a participating lender under the Small Business Act of 1953, as described in 13 CFR ss. 120.302.1, or otherwise) to perform such functions; and further provided, that with respect to the GECC Participated Notes Receivable such rights of Lender shall be subject to any servicing rights of GECC therein. Upon the transfer of the servicing obligations of Borrower's Notes Receivable from Borrower to Lender or its designee, Borrower shall immediately deliver to Lender or its designee all loan documents then held by Borrower or any other Person relating to all of the outstanding Notes Receivable. Borrower consents to any action taken by Lender or its designee pursuant to this Section 7.3(d), and agrees that such action shall not release or relieve Borrower of its obligations to Lender whether arising under this Agreement, or any of the other Loan Documents. In carrying out the provisions of this Section 7.3(d), Lender or its designee may rely and act upon any notice or instruction given to Lender or its designee by the SBA, and in so doing, neither Lender nor its designee shall incur any liability or obligation to Borrower by reason thereof; and



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            (e) UCC Remedies. In addition to any other rights and remedies contained in this Agreement and in all of the other Loan Documents, all of the rights and remedies of a secured party under the UCC or other applicable law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by law.

      7.4 Notice of Sale or Other Action. Any notice required to be given by Lender of a sale, lease, other disposition of the Collateral or any other intended action by Lender, if given five (5) Business Days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to Borrower.

      7.5 Marshalling; Payments Set Aside. Lender shall be under no obligation to marshall any assets in favor of Borrower or any other party or against or in payment of any or all of the Liabilities. To the extent that Borrower makes a payment or payments to Lender or Lender enforces its security interests or exercises its rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set-aside and/or required to be repaid to a trustee, receiver or any other party under the Bankruptcy Code, or any State or Federal law, common law or equitable cause, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred.

      7.6 Effect of Multi-Party Agreement and Intercreditor Agreement. Notwithstanding any other provision of this Article 7, all rights and remedies of Lender under this Article 7 shall be subject to the provisions of the Multi-Party Agreement and the Intercreditor Agreement.


                                    ARTICLE 8

                              CONDITIONS OF LENDING

            The obligations of Lender to make Revolving Loans pursuant to this Agreement are subject to the conditions precedent stated in this Article 8.


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

      8.1 Initial Advance. The obligation of Lender to make the initial Revolving Loan under this Agreement is, in addition to the conditions precedent specified in Section 8.2 hereof, subject to the following conditions precedent wherein each document to be delivered to Lender shall be in form and substance satisfactory to Lender:

            (a) Closing. Borrower and Parent shall have executed and delivered to Lender this Agreement. Lender shall have received such documents, instruments and agreements as Lender shall request in connection with the Transactions contemplated by this Agreement, including all documents, instruments, agreements and schedules listed in the Schedule of Documents, each in form and substance satisfactory to Lender.

            (b) Notes. Borrower shall have duly and validly issued, executed and delivered the Revolving Credit Note to Lender as of the Effective Date.

            (c) Opinion of Borrower's and Parent's Counsel. Lender shall have received from counsel for Borrower and Parent a written opinion in form and substance acceptable to Lender as to such matters as Lender may require, including opinions regarding (i) the validity, creation, and attachment of the Liens under the Security Documents, (ii) Borrower's and Parent's corporate authorization to enter into the Transactions contemplated by this Agreement,
(iii) Borrower's and Parent's compliance with all Federal, state and local laws,
(iv) the existence of litigation against Borrower or Parent that may result in a Material Adverse Effect, and (v) as to such other matters which may materially impact the legal and credit risks associated with the Transactions.

            (d) No Material Adverse Change. Since December 31, 1996 and through the Effective Date, there shall have been (a) no material adverse change in the business, financial or other conditions of Borrower or Parent, or any Affiliate or Subsidiary of Borrower or Parent, or in the Collateral, or in the prospects or projections of Borrower, Parent or their Affiliates and Subsidiaries, (b) no material increase in the liabilities (absolute or contingent) of Borrower, Parent or their Affiliates and Subsidiaries, whether or not disclosed or required to be reserved against on any pro forma balance sheet, other than


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

i liabilities incurred by Borrower or Parent in the ordinary course of its business in connection with the execution, delivery, and performance of loan documents by Borrower, as lender to its customers, and (ii) the Parent Debentures, (c) no material decrease in the assets of Borrower, Parent or their Affiliates and Subsidiaries, and (d) no distribution by Borrower or Parent of capital Stock either by dividends or otherwise.

            (e) Recordings. The Security Documents, or other notices related thereto if necessary or appropriate, shall have been duly delivered to the appropriate offices for filing or recording, and Lender shall have received confirmations of receipt thereof from the appropriate filing or recording offices.

            (f) [Intentionally Omitted.]

            (g) Fees. Lender shall have received the fees described in Section
2.5 hereof.

            (h) Certificate of Validity of Collateral. Lender shall have received a "Certificate of Validity of Collateral" executed by the President and Chief Financial Officer of Borrower in substantially the form attached as Exhibit F hereto.

            (i) Schedule of Documents. Lender shall have received all other documents, agreements and items set forth on the Schedule of Documents.

            (j) Borrower's Guidelines and Operations Manual. Borrower shall have delivered to Lender Borrower's written operating guidelines and written operations manuals, detailing Borrower's business development and underwriting processes, credit granting procedures, loan documentation, and procedures for packaging and SBA approval, loan closing and servicing, collections, account/portfolio administration, and liquidation, and such materials shall be in a form satisfactory to Lender.

            (k) Borrower's Credit Request and Field Examination Forms. Borrower shall have delivered to Lender Borrower's credit request, loan report and analysis, and field examination/site visit forms, and such materials shall be in a form satisfactory to Lender.



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

            (l) Borrower's Form Loan Documents. Borrower shall have submitted to Lender the standard form loan agreement, security agreement, note, deed of trust, guaranty, subordination agreement, and other form loan documents employed by Borrower (including, where applicable, standard forms prescribed or supplied by the SBA), and all such loan documents shall be satisfactory to Lender and its counsel.

            (m) Chief Financial Officer. Robert F. Tannenhauser shall be serving as the Chief Financial Officer of Parent and Jennifer Napier shall be serving as the Chief Financial Officer of Borrower, or replacements acceptable to Participant shall be serving in such positions.

            (n) SBA Approval; Loan Guaranty Agreement. Borrower shall have provided Lender with evidence satisfactory to Lender that the SBA shall have (i) entered into the Loan Guaranty Agreement with Borrower and (ii) through its execution of the Multi-Party Agreement, consented to Borrower's entering into this Agreement and the other Loan Documents.

            (o) Effectiveness of Assignment and Restated Sterling Credit Agreement. Sterling and Lender shall have entered into the Partial Assignment Agreement, and Sterling, Borrower and Parent shall have entered into the Restated Sterling Credit Agreement, all conditions precedent to the effectiveness of each of such agreements shall have been satisfied or waived, and each of such agreements shall have become effective.

            (p) Repurchase Under Loan Participation Agreement. Borrower shall have agreed, by its execution of this Agreement (i) to repurchase from Lender the loan participation previously sold to Lender by Borrower with respect to certain Notes Receivable pursuant to the Loan Participation Agreement and satisfy all of Borrower's other obligations to Lender thereunder, on or before October 1, 1997, and (ii) to reimburse Lender for any loss incurred by Lender with respect to such Notes Receivable prior to such repurchase.

            (q) Other. Lender shall have received such other documents as it may reasonably have requested at any time at or prior to the Effective Date.



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

      8.2 All Advances. The obligation of Lender to make Revolving Loans under this Agreement is subject to the following further conditions precedent:

            (a) Borrowing Requests and Reports. Before each advance, Lender shall have received a Borrowing Request, a Borrowing Base Report, and a Schedule of Eligible Notes Receivable, each of which shall be true and correct and shall be duly and properly executed and completed by either the President or the Chief Financial Officer of Borrower.

            (b) Possession of Notes Receivables Documents. All original SBA 7(a) Loan Notes shall have been physically delivered to the possession of Lender's Agent and copies of the Notes Receivables Documents shall have been delivered to Lender.

            (c) Loan Documents. Borrower shall provide Lender's Agent with the original duly and properly executed SBA 7(a) Loan Notes, and shall provide Lender with copies of the duly and properly executed Note Receivable Documents, as set forth in Section 5.15.

            (d) No Default. No Default or Event of Default shall have occurred and be continuing or would result from the funding of the advance.

            (e) Representations and Warranties. All of the representations and warranties of Borrower or Parent contained herein shall be correct in all material respects as of the date of each such advance as though made on and as of such date, except (i) to the extent that any such representation or warranty expressly relates to an earlier date, and (ii) for changes therein permitted or contemplated by this Agreement. All of the representations and warranties of Borrower or Parent contained in any of the other Loan Documents shall be correct in all material respects as of the date delivered, except to the extent that any such representation or warranty expressly relates to an earlier date.

            (f) No Material Adverse Change. There shall have occurred no change in the condition, financial or otherwise, of Borrower which Lender reasonably deems to be a Material Adverse Effect.


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

            (g) Key Officers. Each of Borrower and Parent shall continue to employ as its President and its Chief Financial Officer the Persons holding such positions as of the Effective Date, or shall have hired replacements for such officers acceptable to Lender.

            (h) Escrow Arrangements Regarding Concurrent Fundings. To the extent that, pursuant to the proviso contained in either paragraph A of Schedule 1.1(a) or paragraph A of Schedule 1.1(b), the requested advance is being made based upon new loans by Borrower that have not yet actually been disbursed to the Term Loan Debtor, the conditions of and escrow arrangements for the disbursement of such new loans shall be satisfactory in form and substance to Lender.

            The acceptance by Borrower of the proceeds of any advance hereunder shall be deemed to constitute, as of the date of such acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 8.2 have been satisfied, and (ii) a confirmation by Borrower of the granting and continuance of Lender's Lien pursuant hereto.

                                    ARTICLE 9

                                  MISCELLANEOUS

      9.1 Notices. Except as otherwise provided herein, whenever this Agreement provides that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by another, or whenever any of the parties desires to give or serve upon another any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be delivered (i) in person with receipt acknowledged, or (ii) by facsimile with receipt confirmed, or (iii) by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:



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

            (a)   If to Lender, at:

                        Transamerica Business Credit Corporation
                        8750 W. Bryn Mawr Avenue, Suite 720
                        Chicago Illinois  60631
                        Attention: Account Executive - BLC
                        Facsimile: (773) 380-6169

                        and

                        Transamerica Business Credit Corporation
                        9399 West Higgins Road, Suite 600
                        Rosemont, Illinois 60018
                        Attention: Mary F. Krakowski, Esq.
                        Facsimile: (847) 685-1142

                        With copies to:

                        Murphy, Weir & Butler
                        101 California Street, 39th Floor
                        San Francisco, California 94111
                        Attention:  Hill Blackett, III, Esq.
                        Facsimile: (415) 421-7879

provided, that notice to Lender for purposes of Section 2.13(a)(i) shall be given to Sam V. LoBosco by telephone at (773) 864-3993 or by facsimile at (773) 380-6169, and no copy of such transmission is required to be sent to any other Person.

            (b)   If to Borrower or Parent, at:

                        Business Loan Center, Inc.
                        919 Third Avenue, 17th Floor
                        New York, New York 10022
                        Attention: Mr. Robert Tannenhauser
                                   President
                        Facsimile: (212) 751-9345

                        With copies to:

                        Weil, Gotshal & Manges, LLP
                        767 Fifth Avenue, 31st Floor
                        New York, New York 10153
                        Attention: Simeon Gold, Esq.
                        Facsimile: (212) 310-8007

or at such other address as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Every notice, demand, request, consent, approval, declaration or other communication hereunder shall be deemed to have been duly given or served on the date on which personally delivered or sent by facsimile, with receipt acknowledged or confirmed, or three (3) Business Days after the same shall have been deposited in the United States mail. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to the persons designated above to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

      9.2 Modification of Agreement; Sale of Interest. This Agreement and the other Loan Documents may not be modified, altered or amended, except by an agreement in writing signed by Borrower and Lender. Borrower may not sell, assign or transfer this Agreement, or the other Loan Documents or any portion thereof, including Borrower's rights, title, interests, remedies, powers, or duties hereunder or thereunder. Each of Borrower and Parent hereby consents to Lender's participation, sale, assignment, transfer or other disposition, at any time or times hereafter, of this Agreement, or the other Loan Documents, or of any portion hereof or thereof, including Lender's rights, title, interests, remedies, powers, or duties hereunder or thereunder, subject to the provisions of the Multi-Party Agreement and provided that Lender shall not sell its entire interest in all of the Revolving Loans without the prior written consent of SBA, which consent shall not be unreasonably withheld. Lender agrees that prior to any such disposition it will make a good faith effort to provide Borrower with notice of such disposition; provided, that the failure of Lender to provide such notice shall not prevent Lender from making such disposition.

      9.3 Lien Release Prior to Sale of SBA Guaranteed Notes Receivable. Lender's security interest in any SBA Guaranteed Note Receivable shall be deemed to be automatically released on any Settlement Date established with respect to such SBA Guaranteed Note Receivable (or other date of settlement established pursuant to any applicable Broker-Dealer Confirmation) concurrently with the receipt by Intermediary of the purchase price therefor. Notwithstanding any release of a security interest by Lender under this Section 9.3, Lender shall not release, but rather shall retain without interruption, its security interest in and to the Net Sale Proceeds of such sale.

      9.4 Fees and Expenses. Borrower shall reimburse Lender for all reasonable out-of-pocket expenses of Lender in connection with the negotiation, preparation, execution, interpretation and administration of this Agreement and the other Loan Documents (including the reasonable fees and expenses of all of Lender's counsel retained in connection with the Transactions contemplated hereby). If, at any time or times, regardless of the existence of an Event of Default, Lender shall employ counsel or other professional advisors, including management consultants, for advice or other representation or shall incur reasonable legal, appraisal, accounting, consulting or other costs and expenses in connection with:

            (a) any interpretation, amendment, modification or waiver of, or consent with respect to, this Agreement or the other Loan Documents;

            (b) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Lender, Borrower, Parent or any other Person) in any way relating to the Collateral, this Agreement or the other Loan Documents, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower, Parent or any other Person that may be obligated to Lender by virtue of this Agreement or the other Loan Documents, under the Bankruptcy Code, or any other applicable Federal, state, or foreign bankruptcy or other similar law;

            (c) any attempt to enforce any rights of Lender against Borrower, Parent or any other Person that may be obligated to Lender by virtue of this Agreement or the other Loan Documents; or

            (d) any attempt to appraise, inspect, verify, protect, collect, sell, liquidate or otherwise dispose of the Collateral, then, and in any such event, a $500 per day per auditor charge in connection with any audit of the Collateral by Lender and the reasonable fees of such attorneys and other professional advisors and consultants arising from such services, including those of any appellate proceedings, and all reasonable expenses, costs, charges and other fees incurred by such auditors, counsel or other professionals in any way or respect arising in connection with or relating to any of the events or actions described in this Section 9.4, shall be payable, on demand, by Borrower to Lender and shall be additional Liabilities secured by the Collateral. Without limiting the generality of the foregoing, such reasonable expenses, costs, charges and fees may include: paralegal fees, costs and expenses; accountants' fees, costs and expenses; appraisers' fees, costs and expenses; management and other consultants' fees, costs and expenses; court costs and expenses; photocopying and duplicating expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other professional services.

      9.5 Severability. In the event that any one or more of the provisions contained in the Revolving Credit Note, this Agreement or in any other Loan Documents shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of the Revolving Credit Note, this Agreement or any other Loan Document.

      9.6 Waiver by Lender. Lender's failure, at any time or times hereafter, to require strict performance by Borrower or Parent of any provision of this Agreement shall not waive, affect or diminish any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver by Lender of an Event of Default by Borrower or Parent under this Agreement or the other Loan Documents shall not suspend, waive or affect any other Event of Default by Borrower or Parent under this Agreement or the other Loan Documents, whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower or Parent contained in this Agreement or the other Loan Documents and no Event of Default by Borrower or Parent under this Agreement or the other Loan Documents shall be deemed to have been suspended or waived by Lender, unless such suspension or waiver is by an instrument in writing signed by an officer of Lender and directed to Borrower or Parent specifying such suspension or waiver.

      9.7 Successors and Assigns. All covenants and agreements by or on behalf of Borrower or Parent contained in the Revolving Credit Note, this Agreement and any other Loan Documents shall bind its successors and assigns and shall inure to the benefit of Lender. Neither Borrower nor Parent shall, however, have the right to assign its rights under this Agreement or any interest herein, without the prior written consent of Lender.

      9.8 Conflict of Terms. The other Loan Documents and all Schedules and Exhibits hereto are incorporated in this Agreement by this reference thereto. Except as otherwise provided in this Agreement and except as otherwise provided in the other Loan Documents by specific reference to the applicable provision of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in the other Loan Documents, the provision contained in this Agreement shall govern and control. Notwithstanding the foregoing, in the event any provision of this Agreement conflicts or is inconsistent with the Multi-Party Agreement, the relevant provisions of the Multi-Party Agreement shall be controlling.

      9.9 Waivers by Borrower and Parent. Except as otherwise provided herein, each of Borrower and Parent waives: (a) presentment, demand and protest and notice of presentment, protest, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Lender on which Borrower or Parent may in any way be liable and hereby ratifies and confirms whatever Lender may do in this regard; (b) all rights to notice of a hearing prior to Lender's taking possession or control of, or to Lender's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Lender to exercise any of Lender's remedies; and (c) the benefit of all valuation, appraisement and exemption laws. Each of Borrower and Parent acknowledges that it has been advised by counsel with respect to this Agreement and the transactions evidenced by this Agreement.

      9.10 Cumulative Rights. The rights and remedies of Lender under the Revolving Credit Note, this Agreement and each other Loan Document shall be cumulative, and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

      9.11 GOVERNING LAW. THIS AGREEMENT, THE OTHER SECURITY INSTRUMENTS AND THE REVOLVING CREDIT NOTE ARE CONTRACTS MADE UNDER AND SHALL, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE, AND ALL CLAIMS AND CAUSES OF ACTION RELATED HERETO AND THERETO, WHETHER SOUNDING IN CONTRACT OR IN TORT, BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE UNITED STATES OF AMERICA AND THE STATE OF ILLINOIS, AS SUCH LAWS ARE NOW IN EFFECT (WITHOUT REGARD TO THE PRINCIPLES THEREOF REGARDING CONFLICTS OF LAWS) AND, WITH RESPECT TO USURY LAWS, IF ANY, APPLICABLE TO LENDER AND TO THE EXTENT ALLOWED THEREBY, AS SUCH LAWS MAY HEREAFTER BE IN EFFECT WHICH ALLOW A HIGHER MAXIMUM NONUSURIOUS INTEREST RATE THAN SUCH LAWS NOW ALLOW; PROVIDED, THAT IF ANY OF THE COLLATERAL SHALL BE LOCATED IN ANY JURISDICTION OTHER THAN ILLINOIS, THE LAWS OF SUCH JURISDICTION SHALL GOVERN THE METHOD, MANNER AND PROCEDURE FOR FORECLOSURE OF LENDER'S LIEN UPON SUCH COLLATERAL AND THE ENFORCEMENT OF LENDER'S OTHER REMEDIES IN RESPECT OF SUCH COLLATERAL TO THE EXTENT THAT THE LAWS OF SUCH JURISDICTION ARE DIFFERENT FROM OR INCONSISTENT WITH THE LAWS OF ILLINOIS. IT IS THE INTENT OF ALL OF THE PARTIES HERETO THAT THE LAWS OF THE STATE OF ILLINOIS SHALL GOVERN THIS AGREEMENT, THE REVOLVING CREDIT NOTE, AND THE OTHER LOAN DOCUMENTS, AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY.

      9.12 Taxes, etc. Any taxes (excluding income taxes) payable or ruled payable by federal or state authority in respect of the Revolving Credit Note, this Agreement or the other Loan Documents shall be paid by Borrower, together with interest and penalties, if any.

      9.13 Governmental Regulation. Anything contained in this Agreement to the contrary notwithstanding, Lender shall not be obligated to extend credit to Borrower in an amount in violation of any limitation or prohibition provided by any applicable statute or regulation.

      9.14 Titles of Articles and Sections. All titles or headings to articles and sections or other divisions of this Agreement or the exhibits hereto are only for the convenience of the parties and shall not be construed to have any effect or meaning with respect to the other content of such articles, sections or other divisions, such other content being controlling as to the agreement between the parties hereto.

      9.15 Authorized Signatures. Until Lender is notified by Borrower to the contrary in writing as provided by Section 9.1, the signature upon this Agreement or any of the other Loan Documents of an individual designated in Borrower's incumbency resolutions of even date herewith shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

      9.16 Publicity. Each of Borrower and Parent hereby agrees that, except as required by law (including by reason of Borrower or Parent being required to file any report with the SEC), (a) this Agreement and its contents and (b) the Transactions contemplated by this Agreement, will not be disclosed publicly without the prior written consent of Lender; provided, that so long as Borrower or Parent does not (i) employ or cause to be employed the name or logo of Lender or its affiliates, or (ii) purport to represent Lender or its affiliates in any capacity, Borrower or Parent may disclose (x) any matters of public record relating to the Transactions contemplated by this Agreement in the ordinary course of business to prospective and actual employees, Term Note Debtors, and purchasers of SBA Guaranteed Notes Receivable in connection with the employment relationship or the marketing, structuring, documentation, closing, and servicing of Note Receivable transactions, as applicable, and (y) other matters relating to the Transactions contemplated by this Agreement in oral communications with select potential investors in Borrower or Parent. Each of Borrower and Parent hereby consents to Lender issuing a press release or publishing a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement.

      9.17 Counterparts. This Agreement may be executed in counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, but all of such counterparts together shall constitute one and the same instrument.

      9.18 Entire Agreement. The Revolving Credit Note, the Security Documents, and this Agreement represent the final agreement between the parties with respect to the subject matter hereof and may not be contradicted by evidence of prior, contemporaneous, or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.

      9.19 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, BORROWER, PARENT AND LENDER HEREBY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE REVOLVING CREDIT NOTE, OR ANY OF THE LOAN DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY AND THE RELATIONSHIP THAT IS BEING ESTABLISHED. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. LENDER, BORROWER AND PARENT EACH ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. LENDER, BORROWER AND PARENT FURTHER WARRANT AND REPRESENT THAT EACH HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS

JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS, OR MODIFICATIONS TO THIS AGREEMENT, THE LOAN DOCUMENTS, THE REVOLVING CREDIT NOTE, OR ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE LIABILITIES. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

            IN WITNESS WHEREOF, the parties hereto have caused this Restated and Amended Loan Agreement to be duly executed as of the date first above written.

                                    BORROWER:

                                    BUSINESS LOAN CENTER, INC.,
                                    a Delaware corporation


                                    By:     /s/Jennifer Napier
                                          ---------------------------------
                                          Jennifer Napier
                                          Chief Financial Officer


                                    PARENT:

                                    BLC FINANCIAL SERVICES, INC.,
                                    a Delaware corporation



                                    By:    /s/Robert F. Tannenhauser
                                          ---------------------------------
                                          Robert F. Tannenhauser
                                          President


                                     LENDER:

                                    TRANSAMERICA BUSINESS CREDIT
                                    CORPORATION, a Delaware corporation


                                    By:    /s/Sam V. LoBosco
                                          ---------------------------------
                                          Sam V. LoBosco
                                          Vice President - Credit

                          ACKNOWLEDGMENT OF INSTRUMENTS



STATE OF _______________)
                        )     SS.
COUNTY OF _____________ )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.



Signature __________________________ (Seal)

                          ACKNOWLEDGMENT OF INSTRUMENTS


STATE OF _______________)
                        )     SS.
COUNTY OF _____________ )


      On __________________________ before me, the undersigned notary public in and for said state, personally appeared ________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument, the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.


      WITNESS my hand and official seal.



Signature __________________________ (Seal)

                                 Schedule 1.1(a)

            Net Eligible Non-Guaranteed Notes Receivable

            Upon delivery to Lender of a Schedule of Eligible Notes Receivable, Lender shall determine, in its sole discretion, which Non-Guaranteed Notes Receivable, if any, shall be deemed to be "Net Eligible Non-Guaranteed Notes Receivable" for purposes of determining the amounts to be advanced pursuant to
Section 2.1. In making this determination, Lender shall be generally guided by the following requirements with respect to each Non-Guaranteed Note Receivable and its underlying Note Receivable (collectively, in each instance, a "Loan"):

      .A. All conditions precedent to the effectiveness of the SBA guaranty with respect to the Loan have been met, and either (i) the Loan has been fully disbursed by Borrower to or for the account of the Term Loan Debtor, or (ii) in the event the Loan has been made with respect to any Loan that has not been fully or partially funded, only that portion of such Loan that has actually been funded and disbursed by Borrower to or for the account of the Term Loan Debtor shall be eligible under this paragraph A; provided, that at the discretion of Lender, the disbursement requirements of this paragraph A may be deemed satisfied on the condition subsequent that the subject disbursements are actually made to the Term Loan Debtor on the same Business Day as the date of the advance made by Lender;

      .B. Borrower has perfected its security interests and liens in all underlying collateral for the Loan required to be obtained as a condition of obtaining the SBA guaranty with respect thereto;

      .C. No event or condition subsequent that would release the SBA from its obligations to Borrower with respect to the Loan or any recovery with respect thereto has occurred, and the SBA has not rejected the Loan or the Note Receivable Documents in any respect;

      .D. Not later than three (3) Business Days after the issuance of the Loan, the original SBA 7(a) Loan Notes are in the physical possession of Lender's Agent and are endorsed by Borrower to Lender in a manner acceptable to Lender;

                                                                 Schedule 1.1(a)

      .E. The Loan conforms to Borrower's written credit and underwriting guidelines, copies of which have been previously delivered to Lender; provided, that to the extent the original principal amount of any Non-Guaranteed Note Receivable exceeds $750,000, such excess shall not constitute any part of the Net Eligible Non-Guaranteed Notes Receivable;

      .F. The Loan does not exceed fifteen percent (15%) of the aggregate amount of Non-Guaranteed Notes Receivable; provided, that such Loan will be ineligible only to the extent of such excess;

      .G. The Loan does not cause the aggregate amount of Non-Guaranteed Notes Receivable owed by Term Loan Debtors whose business activities fall within a single industry, as defined by the Standard Industrial Classification then in effect, to exceed thirty percent (30%) of the aggregate amount of all Non-Guaranteed Notes Receivable; provided, that if the industry is the hotel/motel industry (SIC #7011), such percentage shall be increased to forty-five percent (45%) during the first six months after the Effective Date, forty percent (40%) during the seventh month after the Effective Date, and thirty-five percent (35%) during the eighth month after the Effective Date; and provided further, that in either case such Loan will be ineligible only to the extent of such excess;

      .H. The Term Loan Debtor is neither the United States of America nor any subdivision, department, or agency thereof, except to the extent that Borrower has delivered to Lender all documents necessary to comply with the Federal Assignment of Claims Act of 1940, as amended from time to time;

      .I. The Term Loan Debtor is not a state or subdivision, department, or agency thereof, unless Borrower gives prompt notice to Lender of any Notes Receivable with respect to these entities;

      .J. The Term Loan Debtor is not insolvent or the subject of an insolvency proceeding or a case commenced under the Bankruptcy Code; provided, that the failure of a Non-Guaranteed Note Receivable to meet this requirement shall not preclude its being included in the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable;

                                                                 Schedule 1.1(a)

      .K. No payment of interest and principal, or other amount due under the Loan is more than sixty (60) days past due; provided, that the failure of a Non-Guaranteed Note Receivable to meet this requirement (i) shall not preclude its being included in the Delinquent Portion of Net Eligible Non-Guaranteed Notes Receivable if no payment of interest, principal, or other amount due thereunder is more than 120 days past due, and (ii) shall, in any case, not preclude its being included in the Defaulted Portion of Net Eligible Non-Guaranteed Notes Receivable;

      .L. The Loan is a valid, legally enforceable obligation of the Term Loan Debtor and is not subject to any offset or other defense on the part of such Term Loan Debtor or to any claim on the part of the Term Loan Debtor denying liability;

      .M. The subject Note Receivable is subject to no lien or security interest, except for the security interest of Lender;

      .N. The Loan is evidenced by legal documentation in form and substance satisfactory to Lender; provided, that (i) legal documentation that conforms in all material respects to forms provided by the SBA shall be presumed to be satisfactory to Lender, and (ii) any Loan evidenced by legal documentation that does not satisfy clause (i) above must have been reviewed by Borrower's legal counsel for legal sufficiency and the perfection of Borrower's liens in any collateral thereunder, with the written results of such review being satisfactory to Lender;

      .O. The Loan does not arise out of transactions with an employee, officer, agent, director, stockholder, or Affiliate of Borrower or any Affiliate of any thereof;

      .P. With respect to the Non-Guaranteed Note Receivable, Borrower has made or reaffirmed the warranties and representations set forth in the Loan Agreement, at the time the most recent Schedule of Eligible Notes Receivable was provided to Lender;

      .Q. The Loan has not been turned over to the SBA or any other Person for servicing or collection;

      .R. The Loan and the respective rights of the SBA, Lender, Borrower, and Lender's Agent with respect thereto are subject to

                                                                 Schedule 1.1(a)
the terms of the Multi-Party Agreement or such other agreement with SBA and Borrower which Lender, in its sole discretion, deems acceptable; and

      .S. The Loan is determined by Lender, in its business judgment, to constitute adequate collateral to support the advance requested by Borrower.

            Notwithstanding any other provision of this Schedule or the Loan Agreement, Lender shall retain the right, in its sole discretion, to revise or further restrict the criteria for advances, if any, to be made against Net Eligible Non-Guaranteed Note Receivables and, in the event such criteria are further restricted for any reason, the restriction shall become effective immediately for purposes of calculating new advances.

                                                                 Schedule 1.1(a)

                                 Schedule 1.1(b)

            Net Eligible SBA Guaranteed Notes Receivable

            Upon delivery to Lender of a Schedule of Eligible Notes Receivable, Lender shall determine, in its sole discretion, which SBA Guaranteed Notes Receivable, if any, shall be deemed to be "Net Eligible SBA Guaranteed Notes Receivable" for purposes of determining the amounts to be advanced pursuant to
Section 2.1. In making this determination, Lender shall be generally guided by the following requirements with respect to each SBA Guaranteed Note Receivable and its underlying Note Receivable (collectively, in each instance, a "Loan"):

      .A. All conditions precedent to the effectiveness of the SBA guaranty with respect to the Loan have been met, and either (i) the Loan has been fully disbursed by Borrower to or for the account of the Term Loan Debtor, or (ii) in the event the Loan has been made with respect to any Loan that has not been fully or partially funded, only that portion of such Loan that has actually been funded and disbursed by Borrower to or for the account of the Term Loan Debtor shall be eligible under this paragraph A; provided, that at the discretion of Lender, the disbursement requirements of this paragraph A may be deemed satisfied on the condition subsequent that the subject disbursements are actually made to the Term Loan Debtor on the same Business Day as the date of the advance made by Lender;

      .B. Borrower has perfected its security interests and liens in all underlying collateral for the Loan required to be obtained as a condition of obtaining the SBA guaranty with respect thereto, but the SBA guaranteed portion thereof has not yet been sold by Borrower;

      .C. The Loan conforms to all requirements of the SBA applicable to the initial approval and guaranty of the SBA;

      .D. No event or condition subsequent that would release the SBA from its obligations to Borrower with respect to the Loan or any recovery with respect thereto has occurred, and the SBA has not rejected the Loan or the Note Receivable Documents in any respect;

                                                                 Schedule 1.1(b)


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

      .E. Not later than three (3) Business Days after the issuance of the Loan, the original SBA 7(a) Loan Notes are in the physical possession of Lender's Agent and are endorsed by Borrower to Lender in a manner acceptable to Lender;

      .F. The Loan conforms to Borrower's written credit and underwriting guidelines, copies of which have been previously delivered to Lender; provided, that to the extent the original principal amount of any Note Receivable exceeds $1,500,000, such excess shall not constitute any part of the Net Eligible SBA Guaranteed Notes Receivable;

      .G. The Term Loan Debtor is neither the United States of America nor any subdivision, department, or agency thereof, except to the extent that Borrower has delivered to Lender all documents necessary to comply with the Federal Assignment of Claims Act of 1940, as amended from time to time;

      .H. The Term Loan Debtor is not a state or subdivision, department, or agency thereof, unless Borrower gives prompt notice to Lender of any Notes Receivable with respect to these entities;

      .I. The Term Loan Debtor is not insolvent or the subject of an insolvency proceeding or a case commenced under the Bankruptcy Code;

      .J. The Loan is a valid, legally enforceable obligation of the Term Loan Debtor and is not subject to any offset or other defense on the part of such Term Loan Debtor or to any claim on the part of the Term Loan Debtor denying liability;

      .K. The subject Note Receivable is subject to no lien or security interest, except for the security interest of Lender;

      .L. The Loan is evidenced by legal documentation in form and substance satisfactory to Lender; provided, that (i) legal documentation that conforms in all material respects to forms provided by the SBA shall be presumed to be satisfactory to Lender, and (ii) any Loan evidenced by legal documentation that does not satisfy clause (i) above must have been reviewed by Borrower's legal counsel for legal sufficiency and the perfection

                                                                 Schedule 1.1(b)
of Borrower's liens in any collateral thereunder, with the written results of such review being satisfactory to Lender;

      .M. The Loan does not arise out of transactions with an employee, officer, agent, director, stockholder, or Affiliate of Borrower or any Affiliate of any thereof;

      .N. With respect to the SBA Guaranteed Note Receivable, Borrower has made or reaffirmed the warranties and representations set forth in the Loan Agreement, at the time the most recent Schedule of Eligible Notes Receivable was provided to Lender;

      .O. The Loan has not been turned over to the SBA or any other Person for servicing or collection;

      .P. The Loan and the respective rights of the SBA, Lender, Borrower, and Lender's Agent with respect thereto are subject to the terms of the Multi-Party Agreement or such other agreement with SBA and Borrower which Lender, in its sole discretion, deems acceptable; and

      .Q. The Loan is determined by Lender, in its business judgment, to constitute adequate collateral to support the advance requested by Borrower.

            Notwithstanding any other provision of this Schedule or the Loan Agreement, Lender shall retain the right, in its sole discretion, to revise or further restrict the criteria for advances, if any, to be made against Net Eligible SBA Guaranteed Note Receivables and, in the event such criteria are further restricted for any reason, the restriction shall become effective immediately for purposes of calculating new advances.

                                                                 Schedule 1.1(b)


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